                                                                   Exhibit 10.10




                           COOPER CAMERON CORPORATION
                             RETIREMENT SAVINGS PLAN















                             AS AMENDED AND RESTATED
                             EFFECTIVE APRIL 1, 1996

                           COOPER CAMERON CORPORATION
                             RETIREMENT SAVINGS PLAN

                                TABLE OF CONTENTS


Section                                                                            Page No.
-------                                                                            --------

                                              ARTICLE I
                                    DEFINITIONS AND CONSTRUCTION

  1.1     Definitions                                                                  2
  1.2     Construction                                                                11

                                     ARTICLE II
                             ELIGIBILITY TO PARTICIPATE

  2.1     Commencement of Participation                                               12
  2.2     Changes in Employment Status                                                12
  2.3     Election Form                                                               12

                                     ARTICLE III
                                    CONTRIBUTIONS

  3.1     Basic Contributions                                                         13
  3.2     Matching Contributions                                                      13
  3.3     Rollover Contributions                                                      13
  3.4     Transferred Contributions                                                   13
  3.5     Company Retirement Contributions                                            14
  3.6     Effect of Plan Termination or Withdrawal                                    14

                                     ARTICLE IV
                           ADMINISTRATION OF CONTRIBUTIONS

  4.1     Limitations on Basic Contributions                                          15
  4.2     Excess Elective Deferrals                                                   17
  4.3     Limitation on Matching Contributions                                        18
  4.4     Delivery of Contributions                                                   18
  4.5     Allocation of Matching Contributions                                        19
  4.6     Allocation of Company Retirement Contributions                              19
  4.7     Crediting of Contributions                                                  19
  4.8     Changes in Reduction and Deduction Authorizations                           19


                                      ARTICLE V
                       DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

  5.1     Deposit of Contributions                                                    20
  5.2     Investment of Basic, Supplemental, IAR, and Rollover/Transfer
          Accounts                                                                    20
  5.3     Election to Transfer Matching Contributions                                 20
  5.4     Elimination of Funds                                                        21


                                       (i)

                                     ARTICLE VI
                    ESTABLISHMENT OF FUNDS AND MEMBERS' ACCOUNTS

    6.1     Investment Responsibility                                                     22
    6.2     Establishment and Maintenance of Funds                                        22
    6.3     Company Stock Fund                                                            22
    6.4     Cooper Stock Fund                                                             22
    6.5     Income on Trust Funds                                                         22
    6.6     Separate Accounts                                                             23
    6.7     Voting of Company Stock in the Company Stock Fund                             23

                                     ARTICLE VII
                                       VESTING

    7.1     Vesting in Basic, Supplemental, Matching, and Rollover/Transfer
            Accounts                                                                      24
    7.2     Vesting in Company Retirement Contributions                                   24
    7.3     Forfeitures                                                                   24
    7.4     Election of Former Vesting Schedule                                           25
    7.5     Vesting Service                                                               26
    7.6     Transfers                                                                     26
    7.7     Loss and Reinstatement of Years of Vesting Service                            26
    7.8     Finality of Determinations                                                    27

                                    ARTICLE VIII
                             WITHDRAWALS WHILE EMPLOYED

    8.1     Withdrawals Prior to Age 59 1/2                                               28
    8.2     Withdrawals After Age 59 1/2                                                  28
    8.3     Form of Withdrawals                                                           29

                                     ARTICLE IX
                                        LOANS

    9.1     Eligibility for Loan                                                          30
    9.2     Maximum Loan                                                                  30
    9.3     Restrictions                                                                  30
    9.4     Operation of Article                                                          30

                                      ARTICLE X
                         DISTRIBUTION ON RETIREMENT OR OTHER
                              TERMINATION OF EMPLOYMENT

   10.1     Eligibility for Distribution                                                  31
   10.2     Distribution of Separate Accounts                                             31
   10.3     Form of Distribution                                                          34
   10.4     Limitation on Commencement of Distribution                                    34
   10.5     Restriction on Alienation                                                     36
   10.6     Payments to Incompetents or Minors                                            36
   10.7     Commercial Annuities                                                          36
   10.8     Actuarial Equivalency                                                         37
   10.9     Eligible Rollover Distributions                                               37
   10.10    Transfer to Cooper Cameron Salaried Plan                                      37
   10.11    Deferral of Payments                                                          37


                                      (ii)

                                   ARTICLE XI
                        BENEFICIARIES AND DEATH BENEFITS

  11.1     Designation of Beneficiary                                         38
  11.2     Beneficiary in the Absence of Designated Beneficiary               38
  11.3     Spousal Consent to Beneficiary Designation                         38
  11.4     Death Benefits From Basic, Supplemental,
           Matching, and Rollover/Transfer Accounts                           38
  11.5     Death Benefits From IAR Accounts                                   38
  11.6     Commencement of Death Benefits                                     40

                                   ARTICLE XII
                                 ADMINISTRATION

  12.1     Plan Administrator                                                 41
  12.2     Authority of the Company                                           41
  12.3     Action of the Company                                              41
  12.4     Claims Review Procedure                                            42
  12.5     Qualified Domestic Relations Orders                                42
  12.6     Indemnification                                                    42

                                  ARTICLE XIII
                            AMENDMENT AND TERMINATION

  13.1     Amendment                                                          44
  13.2     Limitation of Amendment                                            44
  13.3     Termination                                                        44
  13.4     Withdrawal of an Employer                                          45
  13.5     Corporate Reorganization                                           45

                                   ARTICLE XIV
                       ADOPTION BY SUBSIDIARIES: EXTENSION
                           TO NEW BUSINESS OPERATIONS

                                   ARTICLE XV
                                      ESOP

  15.1     Purpose                                                            47
  15.2     Suspense Fund                                                      47
  15.3     Exempt Loans                                                       47
  15.4     Limitation on Allocations of Matching Contributions                47
  15.5     Allocations of Matching Contributions from the ESOP                48
  15.6     Dividends on Company Stock                                         48
  15.7     Restrictions on Company Stock                                      48



                                     (iii)

                                        ARTICLE XVI
                                 MISCELLANEOUS PROVISIONS

  16.1     No Commitment as to Employment                                                49
  16.2     Benefits                                                                      49
  16.3     No Guarantees                                                                 49
  16.4     Exclusive Benefit                                                             49
  16.5     Duty to Furnish Information                                                   49
  16.6     Merger, Consolidation, or Transfer of Plan Assets                             49
  16.7     Return of Contributions to Employers                                          49
  16.8     Addenda                                                                       50
  16.9     Validity of Agreement                                                         50

                                       ARTICLE XVII
                                  SECTION 415 LIMITATIONS

  17.1     Compliance with TRA `86                                                       51
  17.2     Section 415 Definitions                                                       51
  17.3     Limitations on Allocations for Single Plan Participation                      55
  17.4     Limitations on Allocations for Multiple Plan Participation                    55
  17.5     Grandfathered Defined Benefit Plan Limitation                                 56
  17.6     Limitations on Allocations for Defined Contribution Plan                      56
  17.7     Limitation for Multiple Defined Contribution Plan Participation               57
  17.8     Limitation for Multiple Defined Benefit Plan Participation                    58
  17.9     Multiple Plans; Overall Limitations                                           58

                                       ARTICLE XVIII
                                   TOP-HEAVY PLAN RULES

  18.1     Application                                                                   60
  18.2     Top-Heavy Definitions                                                         60
  18.3     Top-Heavy Minimum Allocation Rules                                            63
  18.4     Top-Heavy Compensation Limitation                                             63
  18.5     Top-Heavy Vesting Provisions                                                  63
  18.6     Top-Heavy Plan/Benefit Limitations                                            64

  Appendix A   Covered Employment Classifications
               of IAR Members                                                           A-1

  Addenda

           Liberty Texas Plant                                                         AD-1
           Patterson, Louisiana Plant                                                  AD-2
           Ville Platte, Louisiana Plant                                               AD-4
           Houston, Texas Plant                                                        AD-5
           Oklahoma City, Oklahoma (Demco) Plant                                       AD-7
           Oklahoma City, Oklahoma (Carson Machine)                                   AD-10
           Pine Bluff, Arkansas Plant                                                 AD-11


                                      (iv)

                           COOPER CAMERON CORPORATION
                             RETIREMENT SAVINGS PLAN


                  WHEREAS, Cooper Cameron Corporation (the "Company") has heretofore adopted the Cooper Cameron Corporation Retirement Savings Plan, hereinafter referred to as the "Plan," for the benefit of certain of its employees; and

                  WHEREAS, the Company desires to restate the Plan and to amend the Plan in several respects, intending thereby to provide an uninterrupted and continuing program of benefits;

                  NOW, THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of April 1, 1996, except as otherwise indicated herein.

                                    ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

1.1      DEFINITIONS.

         The following words and phrases as used herein shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

                  (1) The term "ADDENDUM" shall mean the overriding provisions which are applicable to certain Employees in accordance with the provisions of Section 16.8 and which shall constitute for all purposes a part of the Plan and in the event of conflict with any other provision of the Plan shall control.

                  (2) The term "AFFILIATE" shall mean any member of a controlled group of corporations (as determined under Section 414(b) of the Code) of which the Company is a member; any member of a group of trades or businesses under common control (as determined under Section 414(c) of the Code) with the Company; and any member of an affiliated service group (as determined under Section 414(m) of the Code) of which the Company is a member.

                  (3) The term "ALLOCATION MONTH" shall mean each calendar month for which an Employer makes Company Retirement Contributions in accordance with the provisions of Section 3.5.

                  (4) The term "ALLOCATION YEAR" shall mean each Plan Year.

                  (5) The term "BASIC ACCOUNT" shall mean the Separate Account of a Member to which Basic Contributions are credited in accordance with the provisions of Section 4.7.

                  (6) The term "BASIC CONTRIBUTION" shall mean any cash or deferred arrangement contribution made to the Plan by an Employer on behalf of a Member in accordance with the provisions of Sections 2.3 and 3.1.

                  (7) The term "BENEFICIARY" shall mean the person or persons who, in accordance with the provisions of Article XI hereof, shall be entitled to receive distribution hereunder in the event a Member or Inactive Member dies before his interest shall have been distributed to him in full.

                  (8) The term "BREAK IN SERVICE" shall mean any Plan Year during which an Employee completes not more than 500 Hours of Service; provided, however, that for purposes of Section 7.7(b), no Employee shall incur a Break in Service solely by reason of an absence due to
         (i) the birth of a child of the Employee, (ii) the pregnancy of the Employee, (iii) the placement of a child with the Employee on account of the adoption of such child by such Employee, or (iv) the caring for a child of an Employee for a period beginning following the birth or placement of such child, with respect to the Plan Year in which such absence begins, if the Employee otherwise would have incurred a Break in Service or, in any other case, in the immediately following Plan Year; and provided further, that although an Employee may not receive credit for vesting or benefit accrual purposes, a Break in Service shall not be deemed to occur with respect to any layoff or sick leave not in excess of the period of time during which his seniority is retained.

                  (9) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

                  (10) The term "COMPANY" shall mean Cooper Cameron Corporation, its successors, and the surviving corporation resulting from any merger or consolidation of Cooper Cameron Corporation with any other corporation or corporations.

                  (11) The term "COMPANY RETIREMENT CONTRIBUTIONS" shall mean the contributions made to the Plan by an Employer in accordance with the provisions of Section 3.5.

                  (12) The term "COMPANY STOCK" shall mean the common stock of Cooper Cameron Corporation.

                  (13) The term "COMPANY STOCK FUND" shall mean the investment fund established to invest in Company Stock and maintained pursuant to the provisions of Section 6.3.

                  (14) The term "COMPENSATION" shall mean the compensation within the meaning of Section 415(c)(3) of the Code, subject to the provisions of Section 414(q)(6), paid during a Plan Year by the Employer to a Member while a Member, including all wages and salary, commissions and bonuses, and overtime pay and any Basic Contributions contributed under the Plan with respect to such Member during such Plan Year and elective Employer Contributions made on behalf of a Member that are not includable in gross income under Sections 125, 402(a)(8), 402(h), and 403(b) of the Code, but excluding relocation expense reimbursements (including mortgage interest differentials) or other expense allowances, fringe benefits, accrued or unused vacation pay which is paid with respect to a period following termination of employment, automobile allowance income and foreign service premiums, deferred compensation (other than Before-Tax Contributions), and allowances or any other extraordinary income, and welfare benefits. Further, notwithstanding the foregoing, in no event shall the annual Compensation of a Member taken into account under the Plan exceed the OBRA `93 annual compensation limit of $150,000, as adjusted for increases in the cost of living in accordance with the provisions of
         Section 401(a)(17)(B) of the Code. The cost of living in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (a "determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12. Compensation of a Member's "family members" shall be treated as Compensation of the Member in accordance with Section 414(q)(6) of the Code, as modified by
         Section 401(a)(17) of the Code. If, as a result of the application of such rules, the adjusted Compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this paragraph prior to the application of this limitation.

                  (15) The term "CONTRIBUTION HOUR" shall mean an hour of active employment while an IAR Member in an employment classification listed on Appendix A for which such IAR Member is credited pursuant to an applicable Addendum for purposes of determining his Company Retirement Contributions.

                  (16) The term "CONTRIBUTION RATE" shall mean the contribution rate set forth in each Addendum with respect to Company Retirement Contributions for the applicable Participating Unit with respect to IAR Members.

                  (17) The term "CONTROLLED ENTITY" shall mean each corporation that is a member of a controlled group of corporations, within the meaning of Section 1563(a) of the Code determined without regard to
         Section 1563(a)(4) and Section 1563(e)(3)(C), of which the Company is a member, each trade or business (whether or not incorporated) with which the Company is under common control and each corporation that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which the Company is a member.

                  (18) The term "COOPER SAVINGS PLAN" shall mean the Cooper Industries, Inc. Retirement and Savings Plan, the Cooper Industries, Inc. Savings Plan, and Cooper Industries, Inc. Stock Ownership Plan.

                  (19) The term "COOPER STOCK FUND" shall mean the investment fund established to invest in the common stock of Cooper Industries, Inc. and maintained pursuant to the provisions of Section 6.4.

                  (20) The term "EFFECTIVE DATE" shall mean April 1, 1996.

                  (21) The term "ELIGIBLE EMPLOYEE" shall mean any salaried or hourly Employee of the Employer who is (i) a common law employee who is paid in United States dollars from a payroll maintained in the United States, (ii) a non-United States citizen who is a lawful, permanent resident of the United States and who is subject to United States federal income taxes on his worldwide income, or (iii) an Eligible Foreign Employee. In no event shall the term "Eligible Employee" mean
         (i) any person who is rendering service to an Employer solely as a director or an independent contractor, (ii) any person who is covered by a collective bargaining agreement unless such agreement specifically provides for coverage by the Plan, or (iii) any person who is a nonresident alien and who receives no earned income within the meaning of Section 911(b) of the Code from an Employer which constitutes income from sources within the United States as defined in Section 861(a)(3) of the Code, or (iv) an Employee who is a Leased Employee or who is designated, compensated, or otherwise classified by the Employer as a Leased Employee. Notwithstanding any provision of the Plan to the contrary, no individual who is designated, compensated, or otherwise classified or treated by the Employer as an independent contractor shall be eligible to become a Member of the Plan.

                  (22) The term "ELIGIBLE FOREIGN EMPLOYEE" shall mean any individual who (i) is a citizen of the United States or a permanent, lawful resident of the United States, (ii) is an employee of an Included Foreign Affiliate, and (iii) is not covered by any other funded plan of deferred compensation under which contributions are provided by any other person, firm, or corporation with respect to the remuneration paid to such individual by the Included Foreign Affiliate.

                  (23) The term "ELIGIBLE RETIREMENT PLAN" shall mean:

                           (a) any individual retirement account described in Section 408(a) of the Code;

                           (b) any individual retirement annuity described in Section 408(b) of the Code;

                           (c) any trust maintained pursuant to a plan described in Section 414(i) of the Code that meets the requirements of Section 401(a) of the Code; and

                           (d) any annuity plan described in Section 403(a) of the Code.

         In the case of an Eligible Rollover distribution to a beneficiary who is the Member's surviving spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity described in (a) or (b) above.

                  (24) The term "ELIGIBLE ROLLOVER DISTRIBUTION" shall mean all or any portion of a Plan distribution to a Member or a Beneficiary who is a deceased Member's surviving spouse or an alternate payee under a qualified domestic relations order who is a Member's spouse or former spouse; provided, however, that such distribution is not (i) one of a series of substantially equal periodic payments made at least annually for over a specified period of ten or more years or the life of the Member or Beneficiary or the joint lives of the Member and a designated beneficiary, (ii) a distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or (iii) the portion of any distribution which is not includable in gross income (determined without regard to any exclusion of net unrealized appreciation with respect to employer securities).

                  (25) The term "EMPLOYEE" shall mean each (A) individual employed by the Employer or a Controlled Entity and (B) Leased Worker.

                  (26) The term "EMPLOYER" shall mean the Company or any Affiliate of the Company which adopts the Plan as herein provided so long as the Affiliate has not withdrawn from the Plan.

                  (27) The term "EMPLOYMENT COMMENCEMENT DATE" shall mean the first date on which an Employee completes an Hour of Service.

                  (28) The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

                  (29) The term "FOREIGN AFFILIATE" shall mean a "foreign affiliate" as defined in Section 3121(1)(8) of the Code.

                  (30) The term "FUND" shall mean any of the investment funds established and maintained in accordance with the provisions of Section 6.2.

                  (31) The term "HIGHLY-COMPENSATED EMPLOYEE" prior to January 1, 1997 shall mean any Employee who during such Plan Year or during the immediately preceding Plan Year:

                           (a) received compensation (as defined in Article XVII of the Plan without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the
                                    Code, and in the case of contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the

                                    Code), in excess of $75,000 (such dollar limitation shall be adjusted automatically in accordance with the maximum amount permitted under Code Section 414(q)); or

                           (b) received compensation (as defined in Article XVII of the Plan without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the
                                    Code, and in the case of contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the
                                    Code), in excess of $50,000 (such dollar limitation shall be adjusted automatically in accordance with the maximum amount permitted under Section 414(q) of the Code) and was in the Top-Paid Group which is the group consisting of the top 20 percent of the employees when ranked by compensation paid during such year; or

                           (c) was at any time an officer of an Affiliate and received compensation in excess of 50 percent of the amount in effect under
                                    Section 415(b)(1)(A) of the Code, except as otherwise hereinafter provided; or

                           (d) owned directly or indirectly 5% or more of an Affiliate (so that he is a "5% owner" as defined in Section 416(i)(1) of the Code);

         provided, however, if an Employee was not a "Highly-Compensated Employee" during the immediately preceding Plan Year, he shall not be a Highly Compensated Employee pursuant to subparagraph (a), (b), or (c) unless he is one of the 100 Employees with the highest compensation (as defined in Article XVII of the Plan without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the Code, and in the case of contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code) for such Plan Year.

         For purposes of subparagraph (c) the number of employees who shall be counted as officers shall be limited as follows:

             Total Number of Employees of       Maximum Number of Officers
                 the Affiliated Group                 to be Counted
             ----------------------------       --------------------------
                     30 or less                             3

                     30 - 500                    10% of total number of
                                                 Employees (fractions to
                                                 be rounded to next
                                                 highest whole number)

                     Over 500                              50

         If the number of officers for any Plan Year exceeds the maximum number that may be counted, the officers shall be ranked in order of compensation (as defined in Article XVII of the Plan without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the Code, and in the case of contributions made pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code) for the Plan Year, and only the maximum number with the highest such compensation shall be counted as officers. If for any Plan Year no Affiliate has an officer with compensation greater than the compensation specified in subparagraph
         (c) above, the highest-paid officer among the Affiliates shall nevertheless be treated as a Highly-Compensated Employee.

         If during any Plan Year an Employee is a "family member" of a Highly-Compensated Employee described above in subparagraph (d) or of a Highly-Compensated Employee in the group consisting of the ten Highly-Compensated Employees paid the greatest compensation during the Plan Year, then such "family member" shall not be considered to be a separate Employee and the compensation paid to such "family member" and any applicable employer contribution under the Plan paid to or on behalf of such "family member" shall be treated as if it were paid to (or on behalf of) the related Highly-Compensated Employee. As used herein, the term "family member" means with respect to any Employee, the Employee's spouse, grandparent (and spouse), great grandparent (and spouse), child (and spouse), great grandchild (and spouse) and any other lineal ascendants or descendants and their spouses and for purposes of applying the limitation of Section 401(a)(17) to paragraph
         (14) of this Section 1.1 shall mean the spouse of any Employee and any lineal descendant thereof who has not attained age 19 before the close of the Plan Year. In addition, a former Employee shall be considered a Highly-Compensated Employee if he was a Highly-Compensated Employee at the time his employment terminated or at any time after attaining age
         55. Notwithstanding the foregoing provisions of this paragraph (31), the sole purpose of this paragraph (31) is to define and apply the term Highly-Compensated Employee strictly (and only) to the extent necessary to satisfy the minimum requirements of Section 414(q) of the Code relating to "highly-compensated employees." This paragraph shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendments of language, so as to satisfy solely the minimum requirements of Section 414(q) of the Code.

                  From and after January 1, 1997, the term "HIGHLY-COMPENSATED EMPLOYEE" shall mean each Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the "Determination Year") and who:

                  (A) is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the "Look-Back Year"); or

                  (B)      For the Look-Back Year

                           (i) receives compensation (within the meaning of section 414(q)(4) of the Code; "compensation" for purposes of this Paragraph) in excess of $80,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year; and

                           (ii) if the Committee elects the application of this clause in such Look-Back Year, is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in section 414(q)(5) of the Code) ranked on the basis of compensation received during the year.

                  For purposes of the preceding sentence, (i) all employers aggregated with the Employer under section 414(b), (c), (m), or (o) of the Code shall be treated as a single employer, (ii) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee's fifty-fifth birthday shall be deemed to be a Highly Compensated Employee, and (iii) the Committee may elect, in accordance with the provisions of applicable Treasury regulations, rulings and notices, to make the Look-Back Year calculation for a Determination Year on the basis of the calendar year ending with or within the applicable Determination Year (or, in the case of a Determination Year that is shorter than twelve months, the calendar year ending with or within the twelve-month period ending with the end of the applicable Determination Year). To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a "highly compensated employee" set forth in section 414(q) of the Code and the Treasury regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury regulations thereunder shall govern and control.

                  (32) The term "HOUR OF SERVICE" shall mean an hour for which an employee is paid, or entitled to be paid, with respect to the performance of duties for an Employer or a Controlled Entity either as regular wages, salary or commissions, or pursuant to an award or agreement requiring an Employer or a Controlled Entity to pay back wages. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor regulations which are incorporated herein by reference.

                  (33) The term "IAR ACCOUNT" shall mean the Separate Account of a Member to which the Company Retirement Contributions are credited in accordance with the provisions of Section 4.7.

                  (34) The term "IAR MEMBER" shall mean an Employee who is employed in an employment classification and facility listed on Appendix D and to whom Company Retirement Contributions are allocated pursuant to the provisions of Section 3.5.

                  (35) The term "INACTIVE MEMBER" shall mean any Member who ceases to be an Employee and whose Separate Accounts have not been distributed in accordance with the provisions of the Plan.

                  (36) The term "INCLUDED FOREIGN AFFILIATE" means a "Foreign Affiliate" with respect to which there shall be in effect between the Company and the Secretary of the Treasury or his delegate an agreement pursuant to Section 3121(1) of the Code, whereby coverage under Title II of the federal Social Security Act has been extended to service performed outside the United States by United States citizens employed by such "Foreign Affiliate."

                  (37) The term "LEASED WORKER" shall be a person (other than a person who is an employee without regard to this paragraph (37)) engaged in performing services for a Controlled Entity (the "recipient") pursuant to an agreement between the recipient and any other person ("Leasing Organization") who meets the following requirements:

                           (a) he has performed services for one or more Controlled Entities (or for any other "related persons" determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year;

                           (b) such services are of a type historically performed in the business field of the recipient, in the United States, by employees (or, from and after January 1, 1997, such services are performed under primary direction or control by the Employer or a Controlled Entity); and

                           (c) he is not participating in a "safe harbor plan" of the Leasing Organization. (For this purpose, a "safe harbor plan" is a plan that satisfies the requirements of Section 414(n)(5) of the Code, which will generally be a money purchase pension plan with a non-integrated employer contribution rate of at least ten percent of compensation and which provides for immediate participation and full and immediate vesting).

         A person who is a Leased Worker during any taxable year beginning after December 31, 1983, shall also be considered an employee of a Controlled Entity during such period (and solely for the purpose of determining length of service for participation and vesting purposes, and shall also be considered to have been an employee for any earlier period in which he was a Leased Worker) but shall not be a Member and shall not otherwise be eligible to become covered by the Plan during any period in which he is a Leased Worker. Notwithstanding the foregoing, the sole purpose of this paragraph (37) is to define and apply the term "Leased Worker" strictly (and only) to the extent necessary to satisfy the minimum requirements of Section 414(n) of the Code relating to "leased employees." This paragraph (37) shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendment of language, so as to satisfy solely the minimum requirements of Section 414(n) of the Code.

                  (38) The term "MATCHING ACCOUNT" shall mean the Separate Account of a Member to which Matching Contributions are credited in accordance with the provisions of Section 4.7.

                  (39) The term "MATCHING CONTRIBUTION" shall mean the contributions which an Employer contributes to the Plan in accordance with the provisions of Section 3.2.

                  (40) The term "MEMBER" shall mean an Eligible Employee who participates in the Plan in accordance with the provisions of Article II.

                  (41) The term "PARTICIPATING UNIT" shall mean an employment unit or a location of an Employer to which the Plan is extended.

                  (42) The term "PAY PERIOD" shall mean the periodic payroll period for which a Member receives compensation from an Employer.

                  (43) The term "PERMANENT AND TOTAL DISABILITY" shall mean a physical or mental condition which has resulted in an Employee being eligible for benefits under the Employer's long-term disability income plan. An Employee shall cease to be Permanently and Totally Disabled for purposes of the Plan as of the date he ceases to be eligible for benefits under the Employer's long-term disability income plan.

                  (44) The term "PLAN" shall mean the profit-sharing plan set forth herein, which is called the "Cooper Cameron Corporation Retirement Savings Plan," with all amendments, modifications, and supplements hereafter made.

                  (45) The term "PLAN YEAR" shall mean the period from January 1, 1996 to December 30, 1996, and thereafter each twelve-month period beginning each December 31 and terminating each subsequent December 30.

                  (46) The term "REEMPLOYMENT DATE" shall mean the first date on which an Employee completes an Hour of Service after a Severance Date.

                  (47) The term "RETIREMENT AGE" shall mean age 65 unless otherwise specified in an Addendum.

                  (48) The term "ROLLOVER/TRANSFER ACCOUNT" shall mean the Separate Account of a Member to which Rollover Contributions or Transfer Contributions are credited in accordance with the provisions of Section 3.3 or 3.4.

                  (49) The term "ROLLOVER CONTRIBUTION" shall mean any contribution made to the Plan by a Member in accordance with the provisions of Section 3.3 and described in Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3)(A) of the Code.

                  (50) The term "SEPARATE ACCOUNT" shall mean any of the accounts established and maintained in accordance with the provisions of Section 6.6 by the Company which reflects the interest of the Basic Account, Supplemental Account, Matching Account, IAR Account, and Rollover/Transfer Account of a Member.

                  (51) The term "SEVERANCE DATE" shall mean the later of (a) the date on which contributions to the Plan on behalf of a person cease, or
         (b) the date on which an Employee retires, becomes totally and permanently disabled, dies, or otherwise terminates employment; provided, however, that if an Employee is absent from employment while in active service in the Armed Forces of the United States, his Severance Date shall be the date on which he terminated his employment, unless he returns to employment with an Employer or a Controlled Entity during the time period prescribed by federal law; and provided further, that no Employee shall incur a Severance Date until the second anniversary of the first date on which such Employee is absent from employment with an Employer or a Controlled Entity for maternity or paternity reasons. For purposes of this paragraph, an absence for maternity or paternity reasons means an absence due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the caring of such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing, if an Employee retires or dies, or his employment otherwise is terminated during a period of absence from employment for any reason other than retirement or termination, his Severance Date shall be the date of such retirement, death, or other termination of employment. In any case where an Employee receives severance pay upon his termination of active employment as an Employee, the Employee's Severance Date shall be the date after his termination of active employment as an Employee and prior to any resumption of such active employment on which the earlier occurs: (i) his death, or (ii) the date on which he is last paid severance pay.

                  (52) The term "SUPPLEMENTAL ACCOUNT" shall mean the Separate Account for each Member which is credited with his Supplemental Contributions, if any.

                  (53) The term "SUPPLEMENTAL CONTRIBUTION" shall mean any contribution made to the Plan prior to April 1, 1996, by a Member as a "Supplemental Contribution" in accordance with the provisions of the Plan in effect prior to April 1, 1996.

                  (54) The term "TRANSFERRED CONTRIBUTIONS" shall mean any assets which are transferred to the Trustee of the Plan in accordance with the provisions of Section 3.4.

                  (55) The term "TRUST" shall mean the trust established under the Trust Agreement to hold and invest contributions made under the Plan.

                  (56) The term "TRUST AGREEMENT" shall mean the agreement between the Company and the Trustee establishing the Trust.

                  (57) The term "TRUSTEE" shall mean the trustee or trustees qualified and acting under the Trust Agreement at any time.

                  (58) The term "VALUATION DATE" shall mean each business day for purposes of the New York Stock Exchange of each year.

                  (59) The term "VESTING SERVICE" shall mean the period of employment used in determining a Member's vested interest in his IAR Account in accordance with the provisions of Sections 7.5, 7.6, and 7.7.

1.2      CONSTRUCTION.

         Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural and the masculine pronoun to include the feminine.


                                   ARTICLE II
                           ELIGIBILITY TO PARTICIPATE

2.1      COMMENCEMENT OF PARTICIPATION.

         Except as specified otherwise in an applicable Addendum, each Eligible Employee shall become a Member and, if applicable, an IAR Member and participate in the Plan as of his Employment Commencement Date.

2.2      CHANGES IN EMPLOYMENT STATUS.

         If a Member ceases to be an Eligible Employee but continues in the employment of an Employer as an Employee he shall continue as a Member until his participation is otherwise terminated in accordance with the provisions of the Plan; provided, however, that such Member shall share in Matching Contributions for any month of such continued participation only to the extent and on the basis of his Basic Contributions made during such month; and provided further that each Member who is an IAR Member shall share in Company Retirement Contributions for any month of such continued participation only to the extent and on the basis of his Contribution Hours during such month. If a Member ceases to be an Eligible Employee and ceases to be an Employee but continues in the employment of an Employer or a Controlled Entity, he shall become an Inactive Member until his participation in the Plan is otherwise terminated in accordance with the provisions of the Plan or he again becomes an Employee and an active Member.

2.3      ELECTION FORM.

         Each Member shall file with his Employer a written election in accordance with procedures established by the Company with respect to his participation in the Plan which shall contain his authorization for his Employer to reduce his Compensation in order to make Basic Contributions on his behalf pursuant to the provisions of Section 3.1 and his election as to the investment of his Basic Contributions pursuant to the provisions of Section 5.2; provided, however, that such election must be filed with his Employer at least 20 days prior to the first day of the payroll period as of which he is eligible to make Basic Contributions unless a shorter period of time is acceptable to the Company.

                                   ARTICLE III
                                  CONTRIBUTIONS

3.1      BASIC CONTRIBUTIONS.

         Commencing with the date as of which he becomes a Member, each Member may elect to defer an integral percentage of from 1% to 16% (or such lesser percentage as may be prescribed from time to time by the Company) of his Compensation for a Plan Year by having his Employer contribute the amount so deferred to the Plan; provided, however, that in no event shall such Basic Contributions when added to the elective deferrals (within the meaning of Section 402(g) of the Code) under all other plans, contracts, and arrangements of the Company or any Controlled Entity on behalf of any Member for any calendar year exceed $9,500 (or such higher dollar limit as shall be in effect for such calendar year in accordance with the adjusted factor prescribed under
         Section 402(g)(5) and 415(d) of the Code). If a Member elects to have such Basic Contributions made on his behalf, his Compensation shall be reduced by the percentage he elects pursuant to the terms of the Compensation reduction authorization described in Section 2.3 or 4.8. Unless specifically provided otherwise in the Plan, each Member who is an Eligible Employee may elect to have Basic Contributions made on his behalf to the Plan. Notwithstanding the foregoing provisions of this
         Section 3.1, Basic Contributions made with respect to a Plan Year on behalf of Highly Compensated Employees shall not exceed the limitations set forth in Section 4.1.


3.2      MATCHING CONTRIBUTIONS.

         Each Employer shall cause to be paid to the Trustee as its Matching Contribution hereunder for each month an amount which equals the sum of
         (i) 100 percent of the Basic Contributions for such month which are attributable to the first three percent of the Compensation of each Member, and (ii) 50 percent of the Basic Contributions for such month which are attributable to amounts in excess of three percent, but not in excess of six percent, of the Compensation of each Member.

3.3      ROLLOVER CONTRIBUTIONS.

         With the approval of the Company and in accordance with procedures established by the Company, a Member may elect to make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the assets in cash which constitute such Rollover Contribution at such time or times and in such manner as shall be specified by the Company. Upon receipt by the Trustee, such assets shall be credited to a Rollover/Transfer Account established on behalf of such Member and shall be deposited in the Fund or Funds selected by the Member as indicated on his investment election filed with the Company by the Member. Such election shall specify a combination of investment selections among such Funds, in increments of integral percentages which, in the aggregate, equal 100 percent. A Rollover Contribution by a Member pursuant to this Section 3.3 shall not be deemed to be a contribution of such Member for any purpose of the Plan and shall be fully vested in the Member at all times.

3.4      TRANSFERRED CONTRIBUTIONS.

         The Company may cause the transfer to the Trustee of funds representing the vested account balances (hereinafter referred to as "Transferred Contributions") of Members held by a funding agent of a tax-qualified plan (hereinafter referred to as a "transferor plan") in which such Members previously participated; provided, however, that (i) such transfer shall be made at such time or times and in such manner as shall be specified by the Company in accordance with procedures established by the Company; (ii) no such transfer shall be permitted from a transferor plan on behalf of a Member who was at any time a five percent owner of the employer maintaining such transferor plan; and
         (iii) no portion of such transfer shall be composed of assets attributable to deductible employee contributions. The Trustee shall credit the Rollover/Transfer Account of any Member on whose behalf such funds were transferred and shall deposit such funds in the Fund or Funds selected by the Member as indicated on his investment election filed with his Employer by such Member. Such election shall specify a combination of investment selections among the Funds, in increments of integral percentages which, in the aggregate, equal 100 percent. The portion of the Rollover/Transfer Account of a Member attributable to Transferred Contributions shall be fully vested in such Member at all times.

3.5      COMPANY RETIREMENT CONTRIBUTIONS.

         Each Employer shall cause to be paid to the Trustee as its Company Retirement Contribution hereunder for each month an amount equal to the sum of the product of each Participating Unit IAR Member's Contribution Hours during each Pay Period that ends within such month multiplied by the applicable Contribution Rate minus the forfeitures applicable to such Participating Unit pursuant to Section 7.3.

3.6      EFFECT OF PLAN TERMINATION OR WITHDRAWAL.

         Notwithstanding any other provision of the Plan to the contrary, the termination of the Plan or the withdrawal of an Employer from the Plan shall terminate the liability of the Employers or such Employer, respectively, to make further Matching Contributions and Company Retirement Contributions hereunder.

                                   ARTICLE IV
                         ADMINISTRATION OF CONTRIBUTIONS

4.1      LIMITATIONS ON BASIC CONTRIBUTIONS.

         Notwithstanding any other provision of the Plan to the contrary, the Company shall take such action as it deems appropriate to limit the amount of Basic Contributions under the Plan made on behalf of each Highly Compensated Employee for each Plan Year to the extent necessary to insure that the actual deferral percentage requirement under Section 401(k) of the Code is not exceeded. This Section 4.1 shall be interpreted, applied, and to the extent necessary, deemed modified without formal amendment thereto so as to satisfy solely the minimum requirements of Section 401(k) of the Code. Consequently, in the event during any Plan Year the Basic Contributions made on behalf of Highly Compensated Employees exceed the greater of the following (calculated to the nearest 1/100th of one percent), calculating the actual deferral ratio separately for each Member who is a participant in the Plan as follows:

         (i) the actual deferral percentage of the non-Highly Compensated Employees multiplied by 1.25, or

         (ii) the actual deferral percentage of the non-Highly Compensated Employees multiplied by 2.0; provided, however, that the actual deferral percentage for Highly Compensated Employees does not exceed the actual deferral percentage of the non-Highly Compensated Employees by more than 2 percent (hereinafter referred to as the "401(k) test"), the following steps shall be taken by the Company to meet the requirements of said Section 401(k). For any Highly Compensated Employee who has a family member aggregated with him, any amount reduced shall be prorated in direct proportion to the Basic Contributions.

                  (a) The Company shall reduce or suspend all Basic Contributions of each Highly Compensated Employee for the remainder of the Plan Year, in such amount as is required for the 401(k) test to be met. Any such reduction shall be made by reducing uniformly the Basic Contributions for those Highly Compensated Employees who elected the highest contribution percentage for the Plan Year in 1/100ths of one percentage point until their contribution percentage equals the contribution percentage of Highly Compensated Employees with the next highest contribution percentage and the 401(k) test is met. If the 401(k) test still is not met, such procedure shall be repeated and the contribution percentages of the Highly Compensated Employees shall be reduced uniformly in order of actual contribution percentages beginning with the highest of such percentages, until the 401(k) test is met.

                  (b) To the extent that the 401(k) test is not met after the application of paragraph (a) above, the Company shall distribute from the Basic Contribution Account of each Member who is a Highly Compensated Employee and who made Basic Contributions during the Plan Year to such Participant such amount (plus income allocable thereto) as is required for the 401(k) test to be met; provided, however, that any previous distribution of Basic Contributions with respect to a Highly Compensated Employee for his taxable year ending with or within the Plan Year shall be deemed to have been a distribution of excess Basic Contributions for the purpose of this Section (and will therefore reduce the amount distributable under this Section). If such Basic Contributions are distributed more than 2 1/2 months after the end of such Plan Year, an excise tax equal to 10 percent of such excess Basic Contributions will be imposed on the Employer. Notwithstanding the foregoing, Basic Contributions will be treated as Annual Additions for purposes of Article XVII of the Plan. Excess Basic Contributions shall be allocated to Highly Compensated Employees who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in accordance with regulations under such Section and Section 401(k) of the Code. Such amounts shall be distributed to all affected Highly Compensated Employees by no later than the March 15th following the Plan Year in which such contributions were made, under the following method (which method may be modified by the Company to comply with Treasury Regulations prescribed under Section 401(k)(8) of the Code):

         An amount of Basic Contributions for those Highly Compensated Employees who elected the highest actual deferral percentage for the Plan Year shall be distributed to such Employees in 1/100ths of one percentage point until the 401(k) test is met. If the 401(k) test still is not met, such procedure shall be repeated and the Basic Contributions of the Highly Compensated Employees shall be distributed so as to reduce the actual deferred percentage of such Highly Compensated Employees in order of actual contribution percentages beginning with the highest of such percentages, until the 401(k) test is met.

         As used herein, "actual deferral percentage" means for each specified group of Members, the average percentage for the group that is derived by calculating separately for each Member who is a participant in the
         Plan:

                  (1) Basic Contributions allocated to his Separate Account for the Plan Year, divided by

                  (2) Such Member's compensation as defined in Paragraph 1.1(14) of Section 1.1 for the Plan Year, as determined before giving effect to any Eligible Compensation reduction agreement.

         Notwithstanding any other provision to the contrary, any excess Basic Contributions distributed to any Member shall be included in the 401(k) test.

                  (iii) For purposes of the 401(k) test, the following rules shall apply:

                           (a) The Plan will take into account the actual deferral ratios of all Eligible Employees for purposes of the actual deferral percentage (ADP) test in Section 401(k). For this purpose, an Eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year and includes: an Employee who would be a Member but for the failure to make required contributions; an Employee whose eligibility to make elective contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution, or a loan; and an Employee who cannot defer because of the Section 415 limits on annual additions. In the case of an Eligible Employee who makes no elective contributions, the deferral ratio that is to be included in determining the ADP is zero.

                           (b) A Basic Contribution will be taken into account under the actual deferral percentage test of Section 401(k)(3)(A) of the Code for a Plan Year only if it relates to compensation that either would have been received by the Member in the Plan Year (but for the deferral election) or is attributable to services performed by the Member in the Plan Year and would have been received by the Member within 2 1/2 months after the close of the Plan Year (but for the deferral election).

                           (c) A Basic Contribution will be taken into account under the actual deferral percentage test of Section 401(k)(3)(A) of the Code for a Plan Year only if it is allocated to the Member as of a date within the Plan Year. For this purpose, a Basic Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Basic Contribution is actually paid to the trust no later than 12 months after the Plan Year to which the contribution relates.

                           (d) For purposes of determining whether the Plan satisfies the actual deferral percentage test of Section 401(k), all elective contributions that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) or 410(b) (other than Section 410(b)(12)(A)(ii) are to be treated as made under a single plan and that if two or more plans are permissively aggregated for purposes of Section 401(k), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan. Plus, however, a plan that benefits a unit of Employment covered by a collective bargaining agreement is treated as comprising a separate plan (i.e., not aggregated).

                           (e)      In calculating the actual deferral
                                    percentage for purposes of Section 401(k), the actual deferral ratio of a Highly Compensated Employee will be determined by treating all cash or deferred arrangements under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated as a single arrangement). However, allocations made to a collective bargaining plan and made to plan (not collective bargained) will be treated as two separate arrangements. However, allocations made to an ESOP and non-ESOP plan will be treated as two separate arrangements.

                           (f) The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed for the plan beginning in such taxable year.

4.2      EXCESS ELECTIVE DEFERRALS.

         If a Member who had Basic Contributions made on his behalf for a Plan Year files with the Company, within the time limit prescribed by the Company after the end of such Plan Year, a written statement, on a form acceptable to the Company, that he has elective deferrals within the meaning of Section 402(g) of the Code for the taxable year in excess of the dollar limitation on elective deferrals in effect for such taxable year, and specifying the amount of such excess the Member claims as allocable to the Plan, the amount of such excess, adjusted for income or loss attributable to such excess elective deferral, shall be distributed to the Member by April 15 of the year following the year of the excess elective deferral and Matching Contributions thereon shall be forfeited. Distributions pursuant to this Section 4.2 shall be made proportionately from the Separate Accounts to which Basic Contributions were made for such Plan Year.

4.3      LIMITATION ON MATCHING CONTRIBUTIONS.

         Notwithstanding any other provision of the Plan to the contrary, the Company shall take such action as it deems appropriate to limit the amount of Matching Contributions and qualified nonelective contributions made by or on behalf of each Highly Compensated Employee each Plan Year to the Plan to the extent necessary to insure that the contribution percentage requirement under Section 401(m) of the Code is not exceeded. Such Code Section and regulations relating thereto, including the regulation regarding the Multiple Use Test, are hereby incorporated in the Plan by reference. If the aggregate amount of Matching Contributions and qualified nonelective contributions for the Plan Year made by or on behalf of Members who are Highly Compensated Employees exceeds the maximum amount permitted under the limits of this
         Section 4.3 (determined by reducing contributions on behalf of Highly Compensated Employees in order of contribution percentages as defined in Section 401(m)(3) of the Code beginning with the highest of such percentages) then the amount of such excess (hereinafter referred to as "Excess Aggregate Contributions"), plus any income or minus any loss allocable thereto, shall be forfeited to the extent not vested or, if vested, distributed no later than the last day of the succeeding Plan Year to the Members on whose behalf such Excess Aggregate Contributions were made. Corrections to the maximum amount shall be made by (i) reducing the actual contribution ratio (ACR) of the Highly Compensated Employee with the highest ACR to the extent necessary to cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio; and (ii) by repeating this process until the ACP test is satisfied. If a Highly Compensated Employee's ACR ratio is determined under the family aggregation rules, the amount of excess aggregate contributions shall be made as follows: the ACR is reduced in accordance with the "leveling" method described in Section 1.401(m)-1(e)(2) of the regulations and the excess aggregate contributions are allocated among the family members in proportion to the contributions of each family member that have been combined. The amount of Excess Aggregate Contributions to be distributed to each such Member shall be determined on the basis of the portion, if any, of the Excess Aggregate Contributions attributable to each of such Members. Distribution of the portion of Excess Aggregate Contributions allocable to a Member under the Cooper Savings Plan shall be made from contributions for the Plan Year allocated to the Member's Matching Account. The amount of any income or loss allocable to Excess Aggregate Contributions shall be determined by the Company in accordance with applicable rules and regulations. Notwithstanding any distributions pursuant to the foregoing provisions, Excess Aggregate Contributions shall be treated as Annual Additions for purposes of Article XVII. Distributions pursuant to this Section 4.3 shall be made proportionately from Separate Accounts to which Excess Aggregate Contributions were made for such Plan Year.

4.4      DELIVERY OF CONTRIBUTIONS.

         Each Employer shall cause to be delivered to the Trustee all Basic, Matching, Company Retirement, Rollover Contributions, and Transferred Contributions made in accordance with the provisions of Article III as soon as reasonably practicable; provided, however, that Basic Contributions elected by each Member shall be deducted from his Compensation for each payroll period and shall be paid by the Employer to the Trust as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets; and further provided, however, that in no event shall such date occur later than the fifteenth (15th) business day of the month following the month in which such contribution amounts would otherwise have been payable to the Member in cash.

4.5      ALLOCATION OF MATCHING CONTRIBUTIONS.

         The Matching Contribution of an Employer for any month shall be allocated as of the date such contribution is received by the Trust to the Matching Accounts of the Members for whom such contribution is made.

4.6      ALLOCATION OF COMPANY RETIREMENT CONTRIBUTIONS.

         The Company Retirement Contributions of an Employer for any month shall be allocated as of the date such contribution is received by the Trust to the IAR Accounts of the Members for whom such contribution is made.

4.7      CREDITING OF CONTRIBUTIONS.

         Subject to the provisions of Article VII, contributions made to the Plan shall be credited to the Separate Accounts of a Member in the following manner:

                  (a) The amount of Basic Contributions made on behalf of a Member shall be credited to such Member's Basic Account as of the date such contribution is received by the Trust and shall be invested in the Fund or Funds selected by the Member in accordance with the provisions of Section 5.2.

                  (b) The amount of Matching Contributions allocated to a Member shall be credited to such Member's Matching Account as of the date such contribution is received by the Trust and shall be invested in the Company Stock Fund subject to the provisions of Section 5.3.

                  (c) The amount of Company Retirement Contributions allocated to an IAR Member shall be credited to such Member's IAR Account as of the date such contribution is received by the Trust and shall be invested in the Fund or Funds selected by the Member in accordance with the provisions of Section 5.2.

4.8      CHANGES IN REDUCTION AND DEDUCTION AUTHORIZATIONS.

         Effective as of any payroll period, any Member may suspend his Basic Contributions or change the percentage of his Compensation which is contributed as Basic Contributions by filing with his Employer an amended Compensation reduction authorization, or an amended payroll deduction authorization, at least 20 days prior to the first day of such payroll period, unless a shorter period of time is acceptable to the Company. Notwithstanding the foregoing, any Member who changes the percentage of his contributions shall be limited in the following manner:

                  (a) he may only select a percentage of his Compensation which does not exceed the applicable limitations set forth in Section 3.1; and

                  (b) he may only change the percentage of his Basic Contributions once in any three-month period.

                                    ARTICLE V
                     DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

5.1      DEPOSIT OF CONTRIBUTIONS.

         Any Basic Contributions of a Member which are credited to such Member's Basic Account and any Company Retirement Contributions which are credited to an IAR Member's IAR Account shall be deposited by the Trustee in such Fund or Funds selected by each Member in accordance with the provisions of Section 5.2. Any Matching Contributions which are credited to a Member's Matching Account shall be deposited by the Trustee in the Company Stock Fund. The Trustee shall have no duty to collect or enforce payment of contributions or inquire into the amount or method used in determining the amount of contributions, and shall be accountable only for contributions received by it.

5.2      INVESTMENT OF BASIC, SUPPLEMENTAL, IAR, AND ROLLOVER/TRANSFER ACCOUNTS.

         (a) Each Member shall designate, in accordance with the procedures established by the Company, the manner in the amounts allocated to his Basic, IAR, and Rollover/Transfer Accounts shall be invested from among the Funds made available from time to time by the Company pursuant to Section 6.2; provided, however, that no such designation may be made to the Cooper Stock Fund or the Cooper Debenture Fund. A Member may designate one of such Funds for all of the contributions to his Basic, IAR, and Rollover/Transfer Accounts, or he may split the investment of the amounts allocated to such Accounts among such Funds in such increments as the Company may prescribe. If a Member fails to make a designation of 100% of the contributions to his Basic, IAR, and Rollover/Transfer Accounts, such nondesignated contributions shall be invested in the Fund or Funds designated by the Company from time to time in a uniform and nondiscriminatory manner.

         (b) A Member may change his investment designation for future contributions to be allocated to his Basic, IAR, and Rollover/Transfer Accounts; provided, however, that no such designation may be made to the Cooper Stock Fund or the Cooper Debenture Fund. Any such change shall be made in accordance with the procedures established by the Company, and the frequency of such changes may be limited by the Company.

         (c) A Member or Inactive Member may convert his investment designation with respect to amounts already allocated to his
                  (i) Basic, Supplemental, IAR, and Rollover/Transfer Accounts that are invested in one of the Funds or (ii) Matching Account that are invested in one of the Funds, if the provisions of
                  Section 5.3 are applicable; provided, however, that such conversion may be made only to one or more of those Funds made available by the Company pursuant to Section 6.2; and, provided further that no such conversion may be made to the Cooper Stock Fund or the Cooper Debenture Fund. Any such conversion shall be made in accordance with the procedures established by the Company, and the frequency of such conversions may be limited by the Company.

5.3      ELECTION TO TRANSFER MATCHING CONTRIBUTIONS.

         A Member or Inactive Member who has attained age 55 may elect, in accordance with procedures established by the Company, to irrevocably transfer any integral percentage of the amounts in his Matching Account that are invested in the Company Stock Fund (or in the Cooper Stock Fund prior to its liquidation as of November 29, 1996, pursuant to
         Section 6.4 of the Plan), as applicable, to one or more of the Funds made available by the Company pursuant to Section 6.2; provided that no such transfer may be made to the Cooper Stock Fund or the Cooper Debenture Fund.

5.4      ELIMINATION OF FUNDS.

         Notwithstanding any provision in this Article V to the contrary, in the event any one or more of the Funds is eliminated as an investment fund by the Company, each Member and Inactive Member who has an investment election in effect which designates such investment fund for the investment of amounts allocated to such individual's Separate Accounts, shall designate a continuing Fund or Funds made available by the Company pursuant to Section 6.2 for the investment of such amounts; provided, however, that in the event such individual fails to make such a designation, such contributions or amounts shall be invested in a the Fund or Funds designated by the Company in a uniform and nondiscriminatory manner.

                                   ARTICLE VI
                  ESTABLISHMENT OF FUNDS AND MEMBERS' ACCOUNTS

6.1      INVESTMENT RESPONSIBILITY.

         The Plan is intended to constitute a plan described in Section 404(c) of ERISA and DOL Regs. Section 2550.404c-1 and insofar as the Plan complies with said Section 404(c), Plan fiduciaries shall be relieved of liability for any losses which are the direct result of investment instructions given by Members, Inactive Members, and Beneficiaries.

6.2      ESTABLISHMENT AND MAINTENANCE OF FUNDS.

         The Company shall cause at least three Funds, other than the Company Stock Fund and the Cooper Stock Fund, to be established and maintained at all times. Each such Fund shall be diversified and shall have different risk and return characteristics from the other Funds. Any Fund which invests primarily in investments with restrictions regarding Funds to which investment transfers may be made or to which a minimum investment period is applicable shall not be considered as one of such requisite three Funds. Effective November 29, 1996, the Cooper Stock Fund was liquidated pursuant to Section 6.4.

6.3      COMPANY STOCK FUND.

         Except as specifically provided otherwise, the assets of the Company Stock Fund shall be invested by the Trustee primarily in Company Stock. The Trustee shall receive Company Stock from the Company or purchase Company Stock in the market; provided, however, that any such purchase shall be made only in exchange for fair market value as determined by the Trustee. The Company Stock Fund may, from time to time, be invested in a short-term investment fund managed by the Trustee.

6.4      COOPER STOCK FUND.

         The assets of the Cooper Stock Fund shall remain invested by the Trustee in the common stock of Cooper Industries, Inc. until the Cooper Stock Fund is liquidated by the Trustee in accordance with the directions of the Company. The Cooper Stock Fund may, from time to time, be invested in a short-term investment fund managed by the Trustee. The Company may direct the Trustee to, and upon such direction, the Trustee shall, liquidate the Cooper Stock Fund in an orderly and nondiscriminatory manner. Upon such liquidation, assets of each Member's Separate Accounts that are invested in the Cooper Stock Fund shall be invested in accordance with the provisions of Section
         5.4. The Company directed that effective November 29, 1996, the Cooper Stock Fund be liquidated in an orderly and nondiscriminatory manner. Upon such liquidation, assets of each Member's Separate Accounts that were invested in the Cooper Stock Fund were invested in accordance with the provisions of Section 5.4.

6.5      INCOME ON TRUST FUNDS.

         Unless specifically provided otherwise in the Plan or the Trust Agreement, any dividends, interest, distributions, or other income received by the Trustee in respect of a Fund shall be reinvested by the Trustee in the Fund with respect to which such income was received by it.

6.6      SEPARATE ACCOUNTS.

         Each Member shall have established in his name Separate Accounts which shall be dependent upon the manner in which the assets of his Basic, Supplemental, Matching, IAR, and Rollover/Transfer Accounts are invested.

6.7      VOTING OF COMPANY STOCK IN THE COMPANY STOCK FUND.

         Each Member or Beneficiary who has shares of Company Stock allocated to his Matching Account shall be a named fiduciary with respect to the voting of Company Stock held thereunder and shall have the following powers and responsibilities:

                  (a) Prior to each annual or special meeting of the shareholders of the Company, the Company shall cause to be sent to each Member and Beneficiary who has Company Stock allocated to his Matching Account and invested in the Company Stock Fund under the Plan a copy of the proxy solicitation material therefor, together with a form requesting confidential voting instructions, with respect to the voting of such Company Stock as well as the voting of Company Stock for which the Trustee does not receive instructions. Each such Member and/or Beneficiary shall instruct the Trustee to vote the number of such uninstructed shares of Company Stock equal to the proportion that the number of shares of Company Stock allocated to his Matching Account and invested in the Company Stock Fund bears to the total number of shares of Company Stock in the Plan for which instructions are received. Upon receipt of such a Member's or Beneficiary's instructions, the Trustee shall then vote in person, or by proxy, such shares of Company Stock as so instructed.

                  (b) The Company shall cause the Trustee to furnish to each Member and Beneficiary who has Company Stock allocated to his Matching Account and invested in the Company Stock Fund under the Plan notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Company Stock made to the Trustee. The Trustee shall request from each such Member and Beneficiary instructions as to the tendering or exchanging of Company Stock allocated to his Matching Account and invested in the Company Stock Fund and the tendering or exchanging of Company Stock for which the Trustee does not receive instructions. Each such Member shall instruct the Trustee with respect to the tendering or exchanging of Company Stock for which the Trustee does not receive instructions. Each such Member shall instruct the Trustee with respect to the tendering or exchanging of the number of such uninstructed shares of Company Stock equal to the proportion that the number of the shares of Company Stock allocated to his Matching Account and invested in the Company Stock Fund bears to the total number of shares of Company Stock in the Plan for which instructions are received. The Trustee shall provide Members and Beneficiaries with a reasonable period of time in which they may consider any such tender or exchange offer for, or request or invitation for tenders or exchanges of, Company Stock made to the Trustee. Within the time specified by the Trustee, the Trustee shall tender or exchange such Company Stock as to which the Trustee has received instructions to tender or exchange from Members and Beneficiaries.

                  (c) Instructions received from Members and Beneficiaries by the Trustee regarding the voting, tendering, or exchanging of Company Stock shall be held in strictest confidence and shall not be divulged to any other person, including officers or employees of the Company, except as otherwise required by law, regulation or lawful process.

                                   ARTICLE VII
                                     VESTING

7.1      VESTING IN BASIC, SUPPLEMENTAL, MATCHING, AND ROLLOVER/TRANSFER
         ACCOUNTS.

         A Member shall be 100 percent vested in the balance of his Basic, Supplemental, Matching, and Rollover/Transfer Accounts.

7.2      VESTING IN COMPANY RETIREMENT CONTRIBUTIONS.

         Except as specified otherwise in an applicable Addendum, an IAR Member shall be vested in the balance of his IAR Account in accordance with the following schedule:

                Years of Vesting Service               Vested Percentage
                ------------------------               -----------------
              Less than 3 years                               0%
              3 years but less than 4 years                  33%
              4 years but less than 5 years                  67%
              5 or more years                               100%

         Notwithstanding the foregoing, upon the occurrence of one of the events hereinafter listed, an IAR Member shall be 100% vested in the balance of his IAR Account:

                    (i)    attainment of Retirement Age;
                   (ii)    death; or
                  (iii)    Permanent and Total Disability.

7.3      FORFEITURES.

         At the time a Member or Inactive Member terminates employment with the Company and its Controlled Entities prior to attaining Retirement Age for any reason other than Total and Permanent Disability, only his vested interest in his IAR Account shall be distributable pursuant to the provisions of Sections 10.2, 10.3, and 10.4 and his unvested interest shall be governed by the following provisions.

                  (a) The unvested portion of such a Member's IAR Account shall be forfeited at the earlier of the following:

                           (i) the date on which the Member's entire vested interest in his IAR Account is distributed in a single sum or is considered distributed under paragraph (c) below; or

                           (ii) the end of the fifth consecutive Break in Service.

                  (b) Forfeitures shall be applied against the Company's next contribution obligation with respect to Company Retirement Contributions under the Plan applicable to the Participating Unit of such Member.

                  (c) A zero invested balance of a Member or Inactive Member shall be treated as though it were distributed immediately when employment terminates.

                  (d) If a Member or Inactive Member is reemployed prior to five consecutive Breaks in Service but after a forfeiture under paragraph (a) above because of an imputed or full distribution, the forfeited amount, unadjusted for interim gains or losses, shall be subject to restoration under paragraphs (f) and (g). No restoration shall occur, if reemployment occurs after five consecutive Breaks in Service or repayment does not occur under paragraph (g).

                  (e) If a Member or Inactive Member who is not 100% vested in his IAR Account, receives a distribution of the vested portion of his IAR Account prior to incurring five consecutive Breaks in Service with the exception of distributions under paragraph (a)(i) or (c) above, the vested portion of his IAR Account at any time prior to five consecutive Breaks in Service shall not be less than an amount (X) determined in the following manner: X = P(AB + D) - D. For purposes hereof, P is the vested percentage at the relevant time; AB is the IAR Account balance at the relevant time; and D is the amount of distributions.

                  (f) An amount subject to restoration under paragraph (d) shall be credited to the Member's IAR Account upon reemployment and shall be made from the assets of a special contribution of the Company which shall not constitute an "annual addition" within the meaning of
                           Section 415 of the Code.

                  (g) A reemployed Member who is rehired under the conditions set forth in paragraph (d) may repay the full amount previously distributed from his partially vested IAR Account as follows:

                           (1)      Repayment shall be made in a single sum.

                           (2) Repayment may only be made while the Member remains employed and may not be made later than five years after reemployment.

                           (3) Repayment cannot be made in whole or in part by rollover from another plan or individual retirement account.

7.4      ELECTION OF FORMER VESTING SCHEDULE.

         In the event the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Member's nonforfeitable interest in his Matching Account, any Member who is credited with three or more years of Vesting Service shall have a right to have his nonforfeitable interest in such account as of the effective date of the amendment continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Member in such account under the Plan, as amended, at any time is not less than such account interest determined without regard to such amendment. A Member shall exercise such right by giving written notice of his exercise thereof to the Company within 60 days after the latest of (i) the date he received notice of such amendment from the Company, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section 7.5, the vested interest of each Member on the effective date of such amendment shall not be less than his vested interest under the Plan through the later of the effective date or the date the Plan amendment is adopted.

7.5      VESTING SERVICE.

         Vesting Service shall be credited to a Member in accordance with the following provisions:

         (a) Vesting Service prior to April 1, 1995. Each Eligible Employee shall be credited with years of Vesting Service for purposes of the Plan with respect to any periods of employment prior to April 1, 1995 in an amount equal to the years of Vesting Service, with which he had been credited in accordance with the Cooper Savings Plan with respect to his IAR Account in effect on April 1, 1995.

         (b) Vesting Service on and after April 1, 1995. Subject to the provisions of Sections 7.7 and 7.8, each person who is an Eligible Employee on or after April 1, 1995, shall be credited with a year of Vesting Service for each Plan Year on and after such date for which he is credited with at least 1,000 Hours of Service; provided, however, that if he is credited with less than 1,000 Hours of Service for any Plan Year, he shall not be credited with a partial year of Vesting Service.

7.6      TRANSFERS.

         Notwithstanding the provisions of Section 7.1, years of Vesting Service credited to a person shall be subject to the following:

         (a) Any person who transfers or re-transfers to employment with an Employer as an Eligible Employee directly from other employment (i) with the Employer in a capacity other than as an Employee or (ii) with a Controlled Entity, shall be credited with years of Vesting Service, for such other employment as if such other employment were employment with an Employer as an Eligible Employee for the entire period of employment.

         (b) Any person who transfers from employment with an Employer as an Eligible Employee directly to other employment (i) with an Employer in a capacity other than as an Eligible Employee or
                  (ii) with a Controlled Entity, shall be deemed by such transfer not to lose his credited years of Vesting Service, and shall be deemed not to retire or otherwise terminate his employment until such time as he is no longer in the employment of a Controlled Entity, at which time he shall become entitled to benefits, if he is otherwise eligible therefor under the provisions of the Plan; provided, however, that up to such time he shall receive credit for years of Vesting Service for such other employment as if such other employment were employment with the Employer as an Eligible Employee.

         (c) Any person who transfers to employment with an Employer as an Eligible Employee directly from employment with Cooper Industries, Inc. in a capacity covered by the Cooper Savings Plan shall be credited with the Hours of Service with which he was credited under the Cooper Savings Plan for the period from January 1, 1995 through March 31, 1995 with respect to his IAR Account for the 1995 Plan Year under the Plan with respect to his IAR Account.

7.7      LOSS AND REINSTATEMENT OF YEARS OF VESTING SERVICE.

         Except as otherwise specifically provided in this Section 7.8, an IAR Member's years of Vesting Service shall be lost if he retires or if his employment with an Employer and its Controlled Entities terminates for any other reason and, if he thereafter returns to employment as an Eligible Employee, he shall be treated for Plan purposes as a new Eligible Employee. Notwithstanding the foregoing provisions, a retired or former IAR Member who returns to employment with an Employer or a Controlled Entity shall be reinstated with the years of Vesting Service with which he was credited at the time of his prior retirement or other termination of employment if:

         (a) he was eligible for a benefit from his IAR Account at the time of his previous retirement or other termination of employment, or

         (b) he terminated his employment before satisfying the conditions of eligibility for a benefit from his IAR Account and the number of his consecutive one-year Breaks in Service is less than five or the aggregate number of his years of Vesting Service at the time of such prior termination of employment was greater than the number of his consecutive one-year Breaks in Service (the aggregate number of years of Vesting Service not to include any years of Vesting Service not required to be taken into account due to previous Breaks in Service); provided, however, that if he should return to employment with an Employer or a Controlled Entity in a capacity other than as an Eligible Employee, his period of employment shall be treated for purposes of the Plan in accordance with the provisions of Section 7.6(b).

         Years of Vesting Service which are reinstated under this Section 7.7 shall be reinstated in accordance with and subject to all applicable provisions of the Plan with respect to reemployment.

7.8      FINALITY OF DETERMINATIONS.

         Notwithstanding anything to the contrary contained in this Article VII, there shall be no duplication of years of Vesting Service credited to an Employee for any one period of his employment with an Employer or a Controlled Entity. All determinations with respect to the crediting of years of Vesting Service under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive upon Eligible Employees, former Eligible Employees, and all other persons claiming a benefit interest under the Plan. In addition, the Company shall have the exclusive responsibility with respect to determining the amount of Basic or Matching Contributions, and any adjustment thereto to comply with the terms of the Plan or the Code. A determination so made shall be final and conclusive upon the Employer, all Members, and Beneficiaries.

                                  ARTICLE VIII
                           WITHDRAWALS WHILE EMPLOYED

8.1      WITHDRAWALS PRIOR TO AGE 59 1/2.

         Subject to the provisions of this Section 8.1, a Member or an Inactive Member who is receiving compensation from a Controlled Entity and who has not attained age 59 1/2, may file a written request with the Company in the form and within the time period prescribed by the Company for a withdrawal of an amount credited to his Separate Accounts attributable to Basic, Supplemental, Rollover, and Transferred Contributions. Such withdrawal shall be permitted only if (i) the reason for the withdrawal is to enable the Member to meet an immediate and heavy financial need which cannot be met from other sources, including but not limited to sources outside the Plan and all other accounts and available loans under the Plan, and which meet the requirements of Section 401(k) of the Code and regulations thereunder, and (ii) would not exceed the lesser of the balance of such Separate Accounts or the amount required to meet the need for which the withdrawal is requested. The amount required to meet the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. If the Company approves such request, such withdrawal shall be made from a Member's Separate Accounts in accordance with procedures established by the Company. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Member if the withdrawal is for:

                           (1) Expenses for medical care described in section 213(d) of the Code previously incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code and not reimbursed or reimbursable by insurance;

                           (2) Costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

                           (3) Payment of tuition and related educational fees, and room and board expenses, for the next twelve months of post-secondary education for the Member or the Member's spouse, children, or dependents (as defined in section 152 of the Code);

                           (4) Payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

                           (5) Such other financial needs that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

         The above notwithstanding, (1) withdrawals under this Paragraph from a Member's Basic Account shall be limited to the sum of the Member's Basic Contributions to the Plan, plus income allocable thereto and credited to the Member's Basic Account as of the Valuation Date coincident with or next preceding December 31, 1988, less any previous withdrawals of such amounts.

8.2      WITHDRAWALS AFTER AGE 59 1/2.

         Subject to the provisions of this Section 8.2, a Member or an Inactive Member who is receiving compensation from a Controlled Entity and who has attained at least age 59 1/2, may file a written request with his Employer in the form and within the time period prescribed by the Company for a withdrawal of an amount credited to his Separate Accounts. A withdrawal made pursuant to this Section 8.2 must be at least $500.00 (unless the aggregate value of the Member's Separate Accounts is less) and may only be made once in a calendar year, and shall be made from a Member's or Inactive Member's Separate Accounts as elected by such Member or Inactive Member.

8.3      FORM OF WITHDRAWALS.

         All withdrawals made from Separate Accounts invested in the Funds, other than the Company Stock Fund, shall be in the form of cash. All withdrawals made from Separate Accounts invested in the Company Stock Fund shall be in the form of Company Stock or cash, as elected by the Member; provided, however, that the value of any fractional shares of Company Stock shall be distributed in the form of cash.

                                   ARTICLE IX
                                      LOANS

9.1      ELIGIBILITY FOR LOAN.

         Upon application by (1) any Member who (a) is on the United States payroll of the Employer, (b) is receiving compensation other than severance pay from a Controlled Entity, (c) has been participating in the Plan for at least one year (provided, however, that the participation requirement of this Clause (c) shall apply only for loans granted prior to January 1, 1998), and (d) has not had an outstanding loan from the Plan for at least one month (an individual who is eligible to apply for a loan under this Article being hereinafter referred to as a "Member" for purposes of this Article), the Company may in its discretion direct the Trustee to make a loan or loans to such Member. Such loans shall be made pursuant to the provisions of the Company's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

9.2      MAXIMUM LOAN.

         (a) A loan to a Member may not exceed 50% of the nonforfeitable balance of such Member's Separate Accounts (excluding his IAR Account).

         (b) Paragraph (a) above to the contrary notwithstanding, the amount of a loan made to a Member under this Article shall not exceed an amount equal to the difference between:

                  (i) The lesser of $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made over (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Member's total nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity; minus

                  (ii) The total outstanding loan balance of the Member under all other loans from all qualified plans of the Employer or a Controlled Entity.



9.3      RESTRICTIONS.

         Any loan application shall be subject to the time of payment requirements of Section 10.2(b) and to the election and consent requirements of Section 10.2(b)(5) respecting repayment from the pledged Separate Accounts of the Member upon default of the loan. Such requirements shall be contained in the loan application and must be made and obtained within the ninety-day period prior to making the loan.

9.4      OPERATION OF ARTICLE.

         The provisions of this Article shall be applicable to loans granted on or renewed on or after April 1, 1996. Loans granted or renewed on or prior to such date shall be governed by the provisions of the Plan as in effect prior to this amendment and restatement of the Plan.

                                    ARTICLE X
          DISTRIBUTION ON RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT

10.1     ELIGIBILITY FOR DISTRIBUTION.

         Upon termination of employment with the Controlled Entities, each Member and Inactive Member shall be entitled to receive the entire interest of his Basic, Supplemental, Matching, and Rollover/Transfer Accounts and the vested interest of his IAR Account, if any, in accordance with his provisions of Sections 10.2 and 10.3.

10.2     DISTRIBUTION OF SEPARATE ACCOUNTS.

         Subject to the provisions of Section 10.3, the Company shall direct the Trustee to make distribution to a Member or Inactive Member, who becomes eligible to receive the vested interest of his Separate Accounts pursuant to the provisions of Section 10.1 in the manner hereinafter set forth.

         a. Distributions of $3500 or Less. If the value of the vested interest of a Member, Inactive Member, or IAR Member, as the case may be, in his Basic, Supplemental, Matching, IAR, and Rollover/Transfer Accounts is $3500 ($5000 from and after January 1, 1998) or less, distribution thereof shall be made to such a Member as soon as practicable in a single sum payment.

         b. Distributions of Over $3500. If the value of the vested interest of a Member, Inactive Member, or IAR Member, as the case may be, in his Basic, Supplemental, Matching, IAR, and Rollover/Transfer Accounts is in excess of $3500 ($5000 from and after January 1, 1998), such Member may elect to receive distribution of his Basic, Supplemental, Matching, and Rollover/Transfer Accounts in a single sum payment at any time prior to attainment of age 70 1/2. Notwithstanding the foregoing, no such distribution may be made to a Member, Inactive Member, or IAR Member prior to Retirement Age, unless such an IAR Member and his spouse consent in writing to such distribution. In the event that the vested interest of an IAR Member in his IAR Account is in excess of $3500 ($5000 from and after January 1, 1998), such IAR Member may elect to receive distribution of his IAR Account in a single sum payment at any time prior to attainment of age 70 1/2; provided, however, that such IAR Member waives distribution of the standard form of benefit set forth below in paragraphs (1) and (2) of this Section 10.2(b) and if such Member is married, his spouse consents in writing to such election and waiver and such consent acknowledges the effect of such action and is witnessed by a notary public or a Plan representative, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in
         Section 401(a)(11) of the Code and regulations issued thereunder. If the Basic, Supplemental, Matching, IAR and Rollover/Transfer Accounts of such a Member are not distributed pursuant to the foregoing provisions, such Separate Accounts shall be distributed with his IAR Account in the following manner:

                  (1) Married IAR Members. The standard form of benefit payment of an IAR Account for any IAR Member who is married on the date his Plan interest is to be distributable to him under the provisions of Section 10.1 and the foregoing provisions of
                  Section 10.2(b) shall be a 50 percent joint and survivor annuity. Such joint and survivor annuity shall be a commercial annuity which is payable for the life of the IAR Member with a survivor annuity for the life of the IAR Member's surviving spouse equal to 50 percent of the amount of the annuity payable during the joint lives of the IAR Member and such IAR Member's surviving spouse. The standard joint and survivor annuity shall be paid automatically as provided hereunder unless the IAR Member elects to receive his benefit payments in another form during the election period described in
                  Section 10.2(b)(4)(iii); provided, however, that if distribution is to be made prior to Retirement Age, it shall be made only with the consent of the IAR Member and his spouse, if any; provided further that the IAR Member's spouse consents in writing to such election and the time of benefit commencement thereof pursuant to the provisions of Section 10.2(b)(5). Any such election may be revoked and subsequent elections may be made, or revoked, at any time during such election period. If the IAR Member has elected not to receive the standard joint and survivor annuity as provided herein, such IAR Member's benefit shall be paid in one of the benefit payment forms under Section 10.2(b)(3), as selected by such IAR Member.

                  (2) Unmarried IAR Members. The standard form of benefit payment of an IAR Account for any IAR Member who is not married on the date his Plan interest is to be distributable to him under the provisions of Section 10.1 and the foregoing provisions of Section 10.2(b), shall be a single life annuity under Section 10.2(b)(3)(i), unless such IAR Member selects another benefit payment form provided in Section 10.2(b)(3); provided, however, that if distribution is to be made prior to Retirement Age, it shall be made only with the consent of the IAR Member.

                  (3) Optional Forms. Subject to the provisions of paragraphs
                  (a) and (b) of this Section 10.2(b), an IAR Member may elect to receive his Separate Account in one of the following forms:


                       (i) A commercial annuity in the form of a single life
                  annuity for the life of such IAR Member;

                       (ii) A commercial annuity in the form of a single life
                  cash refund annuity;

                       (iii) A commercial annuity for a term certain of ten
                  years and continuous for the life of the IAR Member if he survives such term certain;

                       (iv) A commercial annuity payable for the life of such
                  Member with a survivor annuity for the life of his Beneficiary which shall be equal to 50 percent, 75 percent, or 100 percent of the annuity payable during the joint lives of the IAR Member and such IAR Member's Beneficiary;

                       (v) A lump sum payment regardless of age; or

                       (vi) A single life annuity commencing prior to the
                  earliest age as of which such IAR Member will become eligible for an "old-age insurance benefit" under the federal Social Security Act, adjusted so that an increased amount will be paid prior to such age and a reduced amount thereafter; the purpose of this adjustment is to enable the IAR Member to receive, from this Plan and under the federal Social Security Act, an aggregate income in approximately a level amount for life. Moreover, in the event the IAR Member so elects, if such IAR Member dies before receiving payments aggregating the vested amount of his Separate Accounts at his benefit commencement date, the difference shall be paid in a single lump sum to his Beneficiary or if there is none, to the executor or administrator of his estate.

                  (4)      Notwithstanding the foregoing provisions of this
                           Section 10.2(b), the following additional requirements must be satisfied in order for a benefit to be paid pursuant to Section 10.2(b)(3):

                                    (i) The benefit payment form described in
                           Section 10.2(b)(3) above shall only be available if the present value of the total payments actuarially expected to be made to the IAR Member shall be more than 50 percent of the present value of the total payments actuarially expected to be made to the IAR Member and his Beneficiary.

                                    (ii) The form of payment to the IAR Member
                           or to the IAR Member and his Beneficiary must be payable over a period of time which does not exceed the longer of the life expectancy of the IAR Member, or the joint and last survivor life expectancy of the IAR Member and his Beneficiary.

                                    (iii) Subject to the provisions of Section
                           10.2(b)(5) with respect to any election described in
                           Section 10.2(b)(3), the Company shall furnish certain information, pertinent to such election, to each IRA Member no less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than ninety days before his Annuity Starting Date. The furnished information shall include an explanation of (1) the terms and conditions of the joint and survivor annuity, (2) the IAR Member's right to waive the standard joint and survivor annuity and the effect of such election, (3) the rights of the IAR Member's spouse, if any, (4) the right to revoke such election and the effect of such revocation, (5) a general description of the eligibility conditions and other material features of the alternative forms of benefit available pursuant to Section 10.2(b)(3), and (6) sufficient additional information to explain the relative values of such alternative forms of benefit. The period during which an IAR Member may make or revoke such election shall be the ninety day period ending on such IAR Member's Annuity Starting Date provided that such Election may also be revoked at any time prior to the expiration of the seven-day period that begins the day after the information required to be furnished to the IAR Member.

                  (5) In the event a benefit is subject to payment under the standard joint and survivor annuity form set forth in Section 10.2(b)(1) and such IAR Member elects another form of benefit payment which will not provide his spouse with a lifetime survivor annuity which is at least 50 percent of the amount of the annuity payable during the joint lives of the IAR Member and the spouse, such benefit shall be paid in such form only if such IAR Member's spouse consents the form and time thereof in writing. Any spousal consent given pursuant to this provision shall acknowledge the effect of such form and time of payment and shall be witnessed by a Plan representative or a notary public, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder.

                  (6) A Member who has elected to have his benefit under the Cooper Cameron Corporation Salaried Employees' Retirement Plan (the "Salaried Plan") distributed in an annuity form or an IAR Member may elect to have his entire Plan interest or his IAR Account, if any, transferred to the Salaried Plan as of the date benefits are payable thereunder to be held and distributed in accordance with the terms thereof.

10.3     FORM OF DISTRIBUTION.

         Unless the Member or Inactive Member otherwise elects (or is deemed to elect otherwise because the present value of such Member's nonforfeitable benefit exceeds $3,500 and he fails to consent to a distribution while his benefit is immediately distributable within the meaning of Treasury Regulations), the payment of benefits under the Plan to such Member shall begin no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

                  (i) The date on which such Member attains age 65;

                  (ii) The tenth anniversary of the date on which such Member commenced participation in the Plan; and

                  (iii) The date on which such Member terminates service with the Controlled entities.

         All single sum distributions shall be made in cash other than distributions from Company Stock Fund Accounts and Cooper Stock Fund Accounts which shall be made in the form of Company Stock or Cooper common stock with respect to whole shares and cash with respect to partial shares. Effective November 29, 1996, the Cooper Stock Fund Accounts of all Members were liquidated pursuant to Section 6.4.

10.4     LIMITATION ON COMMENCEMENT OF DISTRIBUTION.

         Notwithstanding any provision in the Plan to the contrary, all distributions required under this Article X shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed regulations. Accordingly, the entire interest of a Member or Inactive Member in his Separate Accounts must be distributed, or must begin to be distributed, no later than such Member's Mandatory Distribution Date. The Mandatory Distribution Date of a Member or Inactive Member shall be determined as follows:

                  (i) The Mandatory Distribution Date of such a Member who attains age 70 1/2 on or after January 1, 1988, but prior to January 1, 1999, shall be April 1, 1990, or the first day of April following the calendar year in which such Member attains age 70 1/2, whichever is later.

                  (ii) The Mandatory Distribution Date of such a Member who attains age 70 1/2 on or after January 1, 1999, shall be the first day of April of the calendar year following the later of (A) the calendar year in which such Member attains age 70 1/2 or (B) the calendar year in which such Member terminates his employment with the Employer (provided, however, that Clause (B) of this sentence shall not apply in the case of a Member who is a "five-percent Owner" (as defined in section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Member attains age 70 1/2).

                  (iii) The Mandatory Distribution Date of such a Member who has attained age 70 1/2 before January 1, 1988, shall be the first day of April of the calendar year following the calendar year in which the later of such Member's termination of employment or attainment of age 70 1/2 occurs.

         Distributions to a Member or Inactive Member who has attained age 70 1/2 and who has not terminated employment with the Controlled Entities shall be made as of his Mandatory Distribution Date and shall be subject to the following minimum distribution rules:

                  (1) If the value of the Member's Separate Accounts are to be distributed in installments while such Member is still employed by the Controlled

                           Entities it must be paid over (i) a period not extending beyond the life expectancy of the Member or the joint life and last survivor expectancy of the Member and his Beneficiary, or (ii) a period not extending beyond the life expectancy of his Beneficiary, and the amount of the Required Minimum Distribution for each calendar year beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Mandatory Distribution Value of the Member's Separate Accounts by the lesser of (1) the applicable life expectancy or (2) if the Member's spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of
                           Section 1.401(a)(9)-2 of the proposed regulations (as in effect on the Effective Date). Distributions after the death of the Member shall be distributed using the applicable life expectancy referred to in clause
                           (1), above as the relevant divisor without regard to clause (2).

                  (2) The Required Minimum Distribution for the Member's first distribution calendar year must be made on or before the Member's Mandatory Distribution Date. The Required Minimum Distribution for other calendar years, including the Required Minimum Distribution for the calendar year in which the Member's Mandatory Distribution Date occurs, must be made on or before December 31 of such calendar year.

                  (3) Payments under an annuity option must be made in accordance with the requirements of Section 401(a)(9) of the Code, and payments commence not later than one year after the date of the Member's death.

                  If the Members dies on or after the Member's Mandatory Distribution Date, the remaining portion of the Member's Separate Accounts must continue to be distributed at least as rapidly as under the method of distribution in effect at the Member's death. If, however, the Member dies before the Member's Mandatory Distribution Date, distribution of the Member's Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death. For purposes of this Section 11.4, the words and phrases hereinafter set forth shall have the following meanings:

                  (a) Distribution Calendar Year; First Distribution Calendar Year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's Mandatory Distribution Date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin.

                  (b) Life Expectancy. Life expectancy and joint and last survivor expectancy shall be computed by use of the expected return multiples in Tables V and

                           VI of Treas. Reg. Section 1.72-9. Except as may be required pursuant to regulations under Section 401(a)(9) of the Code in the case where a new Beneficiary is designated, life expectancies shall not be recalculated after the first distribution calendar year.

                  (c) Mandatory Distribution Values of a Member's Separate Accounts.

                                    (i) The balance of the Member's Separate
                           Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (the "valuation calendar year") increased by the amount of any contributions or forfeitures allocated to the Separate Accounts as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                                    (ii) For purposes of subparagraph (i),
                           above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Mandatory Distribution Date, the amount of such minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

10.5     RESTRICTION ON ALIENATION.

         Except as provided in Sections 401(a)(13)(B) and 414 (p) of the Code relating to qualified domestic relations orders, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

10.6     PAYMENTS TO INCOMPETENTS OR MINORS.

         In the event that it shall be found that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, or is a minor, such amount (unless prior claim therefor shall have been made a duly qualified guardian or other legal representative) may, in the discretion of the Company, be paid to a duly appointed guardian or to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Company. Any such payment shall be charged to the Separate Accounts from which any such payment would otherwise have been paid to the individual found to be a minor or incapable of attending to his financial affairs and shall be a complete discharge or any liability therefor under the Plan.

10.7     COMMERCIAL ANNUITIES.

         In any case where a benefit payable under the Plan is to be paid in the form of a commercial annuity, a commercial annuity contract shall be purchased and distributed to the Member, Inactive Member, or Beneficiary, as the case may be. Upon the distribution of any such contract, the Plan shall have no further liability with respect to the amount used to purchase the annuity contract and the company issuing such contract shall be solely responsible to the recipient of the contract for the annuity payments thereunder. All certificates for commercial annuity benefits shall be non-transferable, and no benefit thereunder may be sold, assigned, discounted, or pledged. Any commercial annuity purchased under the Plan shall contain such terms and provisions as may be necessary to satisfy the requirements under the Plan.

10.8     ACTUARIAL EQUIVALENCY.

         With respect to any benefit payment pursuant to the Plan, whichever form of payment is selected, the value of such benefit shall be the actuarial equivalent of the value of the vested balance of the Separate Accounts to which the particular Member, Inactive Member, or Beneficiary, as the case may be, is entitled.

10.9     ELIGIBLE ROLLOVER DISTRIBUTIONS.

         Each Member and Beneficiary who receives an Eligible Rollover Distribution may elect in the time and in a manner prescribed by the Company to have all or any portion of such Eligible Rollover Distribution transferred to an Eligible Retirement Plan; provided, however, that only one such transfer may be made with respect to an Eligible Rollover distribution to an Eligible Retirement Plan. Notwithstanding the foregoing, the Member may elect, after receiving the notice required under Section 402(f) of the Code, to receive such Eligible Rollover Distribution prior to the expiration of the 30-day period beginning on the date such Member is issued such notice; provided that the Member or Beneficiary is permitted to consider his decision for at least 30 days and is advised of such right in writing.

10.10    TRANSFER TO COOPER CAMERON SALARIED PLAN.

         In accordance with procedures established by the Company, any Member who wishes to receive distribution of the vested balance of his Separate Accounts in the form of an annuity, may elect to transfer such balance to the Cooper Cameron Corporation Salaried Employees' Retirement Plan (the "Cooper Cameron Salaried Plan") as of his benefit commencement date to be held and distributed in accordance with the terms thereof.

10.11    DEFERRAL OF PAYMENTS.

         Subject to the provisions of Section 10.4, but notwithstanding the provisions of any other Section of the Plan to the contrary, a Member whose Plan interest is determined to have a present value of $3,500 or more shall not receive payment of such interest prior to the later of normal retirement age or age 62, unless consented to by the Member in writing.

                                   ARTICLE XI
                        BENEFICIARIES AND DEATH BENEFITS

11.1     DESIGNATION OF BENEFICIARY.

         In the event of the death of a Member or Inactive Member prior to distribution in full of his interest under the Plan, the spouse, if any, of such Member shall be his Beneficiary and receive distribution of his remaining interest in accordance with the provisions of Section 11.4; provided, however, that a Member or Inactive Member, may designate a person or persons other than his spouse as his Beneficiary if the requirements of Section 11.3 are met.

11.2     BENEFICIARY IN THE ABSENCE OF DESIGNATED BENEFICIARY.

         If a Member or Inactive Member who dies does not have a surviving spouse and if no Beneficiary has been designated pursuant to the provisions of Section 11.1, or if no Beneficiary survives such Member, then the Beneficiary shall be the estate of such Member. If any Beneficiary designated pursuant to Section 11.1 dies after becoming entitled to receive distribution hereunder and before such distributions are made in full, and if no other person or persons have been designated to receive the balance of such distributions upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.

11.3     SPOUSAL CONSENT TO BENEFICIARY DESIGNATION.

         An election to designate a Beneficiary other than the spouse of such Member or Inactive Member shall not be effective unless (A) such spouse has consented thereto in writing and such consent (i) acknowledges the effect of such election, (ii) either consents to the specific designated beneficiary (which designation may not be subsequently changed by the Member or Inactive Member without spousal consent) or expressly permits such designation by the Member or Inactive Member without the requirement of further consent by the spouse, and (iii) is witnessed by a Plan representative (other than the Member, or Inactive Member, as applicable) or a notary public, or (B) the consent of such spouse cannot be obtained because the spouse cannot be located or because of other circumstances described by applicable Treasury regulations. Any such consent by such spouse shall be irrevocable.

11.4     DEATH BENEFITS FROM BASIC, SUPPLEMENTAL, MATCHING, AND
         ROLLOVER/TRANSFER ACCOUNTS.

         In the event of the death of a Member or Inactive Member prior to distribution in full of his interest in the Plan, the Beneficiary of such Member shall receive distribution of such Member's remaining interest in his Basic, Supplemental, Matching, and Rollover/Transfer Accounts in a single sum to such Member's Beneficiary, unless such Beneficiary elects to receive such interest with his IAR Account interest, if any, in the form of a single life annuity.

11.5     DEATH BENEFITS FROM IAR ACCOUNTS.

         (a) The interest in the IAR Account of any deceased IAR Member or Inactive Member whose surviving spouse is his Beneficiary shall be a survivor annuity. Such survivor annuity shall be a commercial annuity which is payable for the life of such surviving spouse.

         (b) Any Member or Inactive Member who would otherwise have his death benefit from his IAR Account paid in the form of a survivor annuity payable to his surviving spouse may elect not to have his benefit paid in such form by electing to receive such death benefit in a single sum or by designating a person other than his spouse as his Beneficiary. Any election may be revoked and subsequent elections may be made or revoked at any time prior to the death of the Member or Inactive Member.

         (c) Paragraph (b) above to the contrary notwithstanding, an election not to have the death benefit paid in the form of a survivor annuity payable to the surviving spouse may be made before the first day of the Plan Year in which a Member or Inactive Member attains the age of thirty-five only (A) after the Member or Inactive Member separated from service and only with respect to benefits accrued under the Plan before the date of such separation or (B) in the case of a Member who has not separated from service, if the Member has been furnished the information in Paragraph (c) below, with such election to become invalid upon the first day of the Plan Year in which the Member attains the age of thirty-five, whereupon a new election may be made by such Member.

         (d) The Company shall furnish certain information, pertinent to the Paragraph (b) election to each Member within the period beginning with the first day of the Plan Year in which he attains the age of thirty-two (but not earlier than the date such Member begins participation in the Plan) and ending with the later of (1) the last day of the Plan Year preceding the Plan Year in which the Member attains the age of thirty-five, or (2) a reasonable time after the Employee becomes a Member. If a Member separated from service before attaining the age of thirty-five, such information shall be furnished to such Member within the period beginning one year before the Member separates from service and ending one year after such separation. Such information shall also be furnished to a Member who has not attained the age of thrifty-five or terminated employment, within a reasonable time after written request by such Member. The furnished information shall include an explanation of (1) the terms and conditions of the survivor annuity, (2) the Member's right to elect to waive the survivor annuity and the effect of such election, (3) the rights of the Member's surviving spouse, (4) the right to revoke such election and the effect of such revocation, (5) a general description of the eligibility conditions and other material features of the alternative forms of benefit available pursuant to Paragraph (f) below, and (6) sufficient additional information to explain the relative value of such alternative forms of benefit.

         (f) For purposes of this Section 11.5 the IAR Account death benefit of a deceased Member or Inactive Member who is not survived by his spouse or who has elected not to have his IAR Account death benefit paid in the survivor annuity form set forth in Section 11.5(a) shall be paid to his Beneficiary in one of the following alternative forms to be selected by such Member or Inactive Member (or his Beneficiary if authorized by such Member or Inactive Member) or, in the absence of such selection, in a single sum payment; provided, however, that the period and the methods of payment of any such form shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury regulations thereunder:

                  (i)      A single lump payment; or

                  (ii) A commercial annuity in the form of a single life annuity.

         (g) Notwithstanding any other provisions of the Plan to the contrary, payment of a survivor annuity pursuant to this
                  Section 11.5 shall not be made without the consent of the surviving spouse prior to the time the deceased Member or Inactive Member would have attained Retirement Age except that if the entire interest payable hereunder to a Beneficiary is $3,500 or less, such interest shall be paid in a single lump-sum payment form within a reasonable period of time after the death of the Member or Inactive Member.

11.6     COMMENCEMENT OF DEATH BENEFITS.

         A survivor benefit shall be paid to the surviving spouse of a deceased Member or deceased former Member upon termination of employment thereafter regardless of the age at which such Member's death occurs, and shall be payable monthly thereafter during the life of the surviving spouse, the last payment being for the month in which the death of the surviving spouse occurs. Notwithstanding the foregoing, in no event shall a survivor benefit be paid to the surviving spouse of a deceased Member or deceased former Member prior to the later of the date on which such deceased Member or deceased former Member would have attained normal retirement age or age 62, unless such surviving spouse consents thereto not more than 90 days before the annuity starting date of such survivor benefit. In the event of the death of the surviving spouse prior to the commencement of the payment of the survivor benefit, no survivor benefit shall be payable pursuant to the provisions of this Article IX with respect to such deceased Member or deceased former Member.

                                   ARTICLE XII
                                 ADMINISTRATION

12.1     PLAN ADMINISTRATOR.

         For purposes of ERISA, the Company shall be the Plan Administrator and, as such, shall be responsible for the compliance of the Plan with the reporting and disclosure provisions of ERISA.

12.2     AUTHORITY OF THE COMPANY.

         The Company shall have all the powers and authority expressly conferred upon it herein and, further, shall have the sole right to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 7.9. In exercising such powers and authority, the Company at all times shall exercise good faith, apply standards of uniform application, and refrain from arbitrary action. Any decision of the Company in such exercise of its powers, authorities and duties shall be final and binding upon all affected parties. The Company may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Company shall be a "named fiduciary" as that term is defined in Section 402(a)(2) of ERISA. The Company may:

                  (a) allocate any of the powers, authorities, or responsibilities for the operation and administration of the Plan, which are retained by it or granted to it by this Article III, to the Trustee; and

                  (b) designate a person or persons other than itself to carry out any of such powers, authorities, or responsibilities;

         provided, however, that no powers, authorities, or responsibilities of the Trustee shall be subject to the provisions of paragraph (b) of this
         Section 12.2; and provided further, that no allocation or delegation by the Company of any of its powers, authorities, or responsibilities to the Trustee shall become effective unless such allocation or delegation first shall be accepted by the Trustee in a writing signed by it and delivered to the Company.

12.3     ACTION OF THE COMPANY.

         Any act authorized, permitted, or required to be taken by the Company under the Plan, which has not been delegated in accordance with Section 12.2, may be taken by a majority of the members of the Board of Directors of the Company, either by vote at a meeting, or in writing without a meeting. All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Company under the Plan shall be in writing and signed by either (i) a majority of the members of the Board of Directors of the Company, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) a person who becomes authorized to act for the Company in accordance with the provisions of paragraph (b) of Section 12.2. Subject to the provisions of Section 12.4, any action taken by the Company which is authorized, permitted, or required under the Plan shall be final and binding upon the Company and the Trustees, all persons who have or who claim an interest under the Plan, and all third parties dealing with any Trustee or the Company.

12.4     CLAIMS REVIEW PROCEDURE.

         Whenever the Company decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the "Claimant"), the Company shall transmit to the Claimant a written notice of its decision, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Company in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Company a written request therefor, which request shall contain the following information:

                  (a) the date on which the Claimant's request was filed with the Company; provided that the date on which the Claimant's request for review was in fact filed with the Company shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

                  (b) the specific portions of the denial of his claim which the Claimant requests the Company to review;

                  (c) a statement of the Claimant setting forth the basis upon which he believes the Company should reverse its previous denial of his claim for benefits and accept his claim as made; and

                  (d) any written material (offered as exhibits) which the Claimant desires the Company to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section 12.4.

         Within 60 days of the date determined pursuant to paragraph (a) of this
         Section 12.4, the Company shall conduct a full and fair review of its decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the Company shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

12.5     QUALIFIED DOMESTIC RELATIONS ORDERS.

         The Company shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

12.6     INDEMNIFICATION.

         In addition to whatever rights of indemnification the members of the Board of Directors of the Company, or any other person or persons (other than the Trustees) to whom any power, authority, or responsibility of the Company is allocated or delegated pursuant to paragraph (b) of Section 12.2, may be entitled under the articles of incorporation, regulations, or bylaws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy such liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise, or failure to exercise, by such member or such other person or persons of any of the powers, authorities, responsibilities, or discretion of the Company as provided under the Plan and the Trust Agreement, or reasonably believed by such member or such other person or persons to be provided thereunder, and any action taken by such member or such other person or persons in connection therewith.

                                  ARTICLE XIII
                            AMENDMENT AND TERMINATION

13.1     AMENDMENT.

         Subject to the provisions of Section 13.2, the Company may at any time and from time to time, amend the Plan.

13.2     LIMITATION OF AMENDMENT.

         The Company shall make no amendment to the Plan which shall result in the forfeiture or reduction of the interest of any Member, Inactive Member, Beneficiary, or person claiming under or through any one or more of them pursuant to the Plan; provided, however, that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan and Trust. Moreover, no amendment shall be made hereunder which shall permit any part of the Trust property to revert to any Employer or be used for or be diverted to purposes other than the exclusive benefit of Members, Inactive Members, Beneficiaries, and persons claiming under or through them pursuant to the Plan.

13.3     TERMINATION.

         The Company reserves the right, by action of its Board of Directors, to terminate the Plan as to all Employers at any time. The Plan shall terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers. In the event of the termination of the Plan, written notice thereof shall be given to all Members and Beneficiaries having an interest under the Plan, and to the Trustee. Upon any such termination of the Plan, the Trustee and the Company shall take the following actions for the benefit of Members and Beneficiaries:

                  (a) As of the termination date, the Trustee shall value the Funds hereunder and the Company shall adjust all accounts accordingly. The termination date shall become a Valuation Date. In determining the net worth of the Funds hereunder, the Trustee shall include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the Trust property, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

                  (b) The Trustee, upon instructions from the Company, shall then segregate and distribute an amount equal to the entire interest of each Member, Inactive Member, and Beneficiary in the Funds to or for the benefit of each Member, Inactive Member, or Beneficiary in accordance with the provisions of Sections 10.2 and 10.3.

         Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination or discontinuance of contributions by the Employers, the interest of each Member, Inactive Member, and Beneficiary shall become fully vested and nonforfeitable; and, if there is a partial termination of the Plan, the interest of each Member, Inactive Member, and Beneficiary who is affected by such partial termination shall become fully vested and nonforfeitable.

13.4     WITHDRAWAL OF AN EMPLOYER.

         An Employer other than the Company may, by action of its Board of Directors, withdraw from the Plan, such withdrawal to be effective upon notice in writing to the Company (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or in the event it ceases to be a Subsidiary.

13.5     CORPORATE REORGANIZATION.

         The merger, consolidation, or liquidation of the Company or any Employer with or into the Company or any other Employer shall not constitute a termination of the Plan as to the Company or such Employer.

                                   ARTICLE XIV
                       ADOPTION BY SUBSIDIARIES: EXTENSION
                           TO NEW BUSINESS OPERATIONS


         Any Subsidiary of the Company which at the time is not an Employer may, with the consent of the Board of Directors of the Company, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its Board of Directors and to be filed with the Company.

                                   ARTICLE XV
                                      ESOP

15.1     PURPOSE.

         The Company Stock Fund portion of the Plan constitutes an employee stock ownership plan under Section 4975(e)(7) of the Code and Section 407(a)(6) of ERISA (the "ESOP"). Such ESOP is established and maintained to enable Members to share in the growth and prosperity of the Company and to provide such Members with an additional opportunity to accumulate capital for their future economic security.

15.2     SUSPENSE FUND.

         The Trustee shall establish a subfund, herein referred to as the Suspense Fund, to hold and administer any Company Stock which is pledged or held as collateral for any Exempt Loan made to the Trustee for purposes of the ESOP. In the event more than one class of Company Stock is held in the Suspense Fund, any release thereof shall be made on a pro rata basis as shall allocations thereof to the Separate Accounts of Members.

15.3     EXEMPT LOANS.

         The Trustee may finance or refinance the acquisition of Company Stock for purposes of the ESOP through one or more Exempt Loans. An installment obligation incurred in connection with the purchase of Company Stock shall constitute an Exempt Loan and shall be for a specific term, bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. An Exempt Loan may be secured by a collateral pledge of the shares of Company Stock so acquired. Any such pledged Company Stock shall be placed in the Suspense Fund. No other Plan assets may be pledged as collateral for an Exempt Loan, and no lender shall have recourse against the Plan other than the Company Stock subject to pledge. All Exempt Loans which are made or guaranteed by a disqualified person must satisfy all requirements applicable to exempt loans set forth in Treas. Reg.
         Section 54.4975-7(b)(8) and Department of Labor Reg. Section 2550.408b-3. Any pledge of Company Stock must provide for the release of shares so pledged on a pro rata basis as the Exempt Loan is repaid by the Trustee and such shares of Company Stock are allocated to Members' Separate Accounts as provided in the Plan. Repayments of principal and interest on any Exempt Loan shall be made by the Trustee only from Matching Contributions to enable the Trustee to repay such Exempt Loan, from earnings attributable to such Matching Contributions, and from any cash dividends received by the Trustee on Company Stock held in the Suspense Fund.

15.4     LIMITATION ON ALLOCATIONS OF MATCHING CONTRIBUTIONS.

         Notwithstanding any other provision of the Plan to the contrary, Company Stock held in the Suspense Fund shall be allocated to the Separate Accounts of Members only as Matching Contributions to pay principal and interest with respect to an Exempt Loan are made to the Trustee. As of each Valuation Date, Company Stock which is released from the Suspense Fund shall be allocated to the Company Stock Fund Account of each eligible Member as needed to provide Matching Contributions pursuant to Section 3.3. The number of shares of Company Stock to be released from the Suspense Fund for allocation to Separate Accounts shall be calculated in accordance with Treas. Reg. 54.4975-7(b)(8). Principal and interest payable under an Exempt Loan shall be satisfied out of (i) Matching Contributions (other than contributions of Company Stock) that are made hereunder for purposes of being applied by the Trustee to satisfy its obligations under the Exempt Loan; (ii) earnings attributable to the investment of such contributions; and (iii) earnings attributable to Company Stock purchased with the proceeds of the Exempt Loan; provided, however, that the payments made under the Exempt Loan by the Trustee during any Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during the Plan Year and Prior Plan Years minus payments made under the Exempt Loan in such Plan Years. Matching Contributions and earnings that may be used by the Trustee to make payments under the Exempt Loan shall be accounted for separately in the books and records of the Trustee until the Exempt Loan is repaid in full. Notwithstanding any provision contained herein to the contrary, all Matching Contributions (except contributions of Company Stock) made hereunder during the term of an Exempt Loan shall be deemed to be made for purposes of being used by the Trustee to satisfy its obligations under the Exempt Loan. Furthermore, all payments made by the Trustee under the Exempt Loan shall be first charged against Matching Contributions available for making such payments. Earnings that may be used to make payments under the Exempt Loan shall be deemed to have been used for that purpose only to the extent that payments made under the Exempt Loan during any Plan Year are in excess of the total Matching Contributions which are not utilized by the Trustee to pay principal and interest of an Exempt Loan shall be allocated to the Separate Accounts of eligible Members.

15.5     ALLOCATIONS OF MATCHING CONTRIBUTIONS FROM THE ESOP.

         Matching Contributions allocated and credited to Members' Separate Accounts pursuant to Section 4.5 in the form of Company Stock which is released from the Suspense Fund, contributed by the Employer, or purchased by the Trustee, shall be valued for such allocation purposes on the basis of the average closing price of such Company Stock on the New York Stock Exchange with respect to the month for which the Matching Contributions are made.

15.6     DIVIDENDS ON COMPANY STOCK.

         Except as specified in the Trust Agreement, cash dividends received with respect to the shares of Company Stock acquired with the proceeds of an Exempt Loan and held in the Suspense Fund shall be applied to the payment of principal and/or interest on any outstanding Exempt Loan and any other dividends received with respect to any other shares of Company Stock held in the ESOP shall be applied, invested, or distributed in accordance with the directions of the Company, including the payment thereof to Members either currently or in periodic payments.

15.7     RESTRICTIONS ON COMPANY STOCK.

         No Company Stock shall be subject to a put, call, or other option, or any buy-sell arrangement while held by and when distributed from the ESOP, whether or not such plan is an ESOP at such time.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

16.1     NO COMMITMENT AS TO EMPLOYMENT.

         Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Employee hereunder for any period.

16.2     BENEFITS.

         Nothing in the Plan shall be construed to confer any right or claim upon any person other than the parties hereto, Members and Beneficiaries.

16.3     NO GUARANTEES.

         Neither any Employer, including the Company, nor the Trustee guarantees the Trust from loss or depreciation, nor the payment of any amount which may become due to any person hereunder. All benefits payable under the Plan shall be paid or provided for solely from the Plan assets and neither the Company nor the Trustee assumes any liability or responsibility for the adequacy thereof.




16.4     EXCLUSIVE BENEFIT.

         No part of the Plan assets shall be used for any purpose other than the exclusive purpose of providing benefits which Members and Beneficiaries are entitled to under the Plan, and for the purpose of defraying the reasonable expenses of administering the Plan.

16.5     DUTY TO FURNISH INFORMATION.

         Each of the Employers, the Company, or the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that any other reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

16.6     MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS.

         The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Member, Inactive Member, and Beneficiary in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

16.7     RETURN OF CONTRIBUTIONS TO EMPLOYERS.

         Notwithstanding any other provision of the Plan to the contrary, Basic, Matching and Company Retirement Contributions are contingent upon the deductibility of such contributions under Section 404 of the Code. In the event a Basic, Matching or Company Retirement Contribution (or any portion thereof) is made under a mistake of fact, such a contribution shall be returned to the Employers within one year after the payment of the contribution. Since Basic, Matching, and Company Retirement Contribution (or any portion thereof) are conditioned upon the deductibility of the contribution under Section 404 of the Code as set forth above, in the event such deduction is disallowed, any such contribution shall be returned to the Employers within one year after the disallowance of the deduction.

16.8     ADDENDA.

         In the event that it is deemed necessary to accommodate any transition of coverage under other benefit plans to coverage under the Plan with respect to certain groups of Employees, an Addendum setting forth special overriding provisions applicable to such Employees may be added to the Plan. Each Addendum shall for all purposes constitute a part of the Plan and in the event of conflict with any other provision of the Plan, shall control.

16.9     VALIDITY OF AGREEMENT.

         Except as provided under federal law, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Texas.

                                  ARTICLE XVII
                             SECTION 415 LIMITATIONS

17.1     COMPLIANCE WITH TRA `86.

         The provisions set forth in this Article XVII are intended solely to comply with the requirements of Section 415 of the Code, as amended by the Tax Reform Act of 1986, and shall be interpreted, applied, and if and to the extent necessary, deemed modified without further formal language so as to satisfy solely the minimum requirements of said

         Section, subject, however, to the provisions of Section 1106(i)(3) of the Tax Reform Act of 1986. For such purpose, the limitations of
         Section 415 of the Code, as amended by the Tax Reform Act of 1986, are hereby incorporated, effective as of July 1, 1989, by reference and made part hereof as though fully set forth herein, but shall be applied only to particular Plan benefits in accordance with the provisions of this Article XVII to the extent such provisions are not consistent with said Article.

17.2     SECTION 415 DEFINITIONS.

         The following definitions shall be applicable to this Article XVII:

                  (a) The term "ANNUAL ADDITIONS" shall mean the sum of the following amounts credited to a Member's Separate Accounts for a Limitation Year:

                           (i)      Employer contributions;

                           (ii) for Limitation Years beginning prior to January, 1987, the lesser of (i) one-half of the non-deductible employee contributions, or (ii) the non-deductible employee contributions in excess of six percent of the Member's compensation for the Limitation Year (excluding any rollover contributions), and for Limitation Years beginning on and after January 1, 1987, the amount of such Member's contributions (excluding any rollover contributions) for such year;

                           (iii)    the amount, if any, of Employer
                                    contributions and forfeitures which are
                                    credited to the Member under any other
                                    defined contribution plan (whether or not terminated) maintained by the Employer concurrently with the Plan;

                           (iv)     reallocated forfeitures;

                           (v) contributions to an individual medical account established pursuant to the requirements of Section 401(h) of the Code under the Plan or any other defined contribution plan or under any defined benefit plan maintained by the Employer on behalf of a participant who is a key employee within the meaning of Article XVIII of the Plan.

                           (vi) any amount derived from contributions paid after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to a separate account of a key employee (as defined in Article XVIII of the Plan) under a welfare benefit fund (as defined in Section 419A of the Code) maintained by the Employer.

                           For purposes of this Paragraph (a) any excess amount applied under Section 17.4 in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

                  (b) The term "ANNUAL BENEFIT" shall mean a retirement benefit under the plan which is payable annually in the form of a straight-life annuity. Except as provided below, a benefit payable in a form other than a straight-life annuity must be adjusted to an actuarially equivalent straight-life annuity before applying the limitations in this Article XVII. The interest rate assumption used to determine actuarial equivalence will be the greater of the interest rate specified in the Plan or five percent. The Annual Benefit does not include any benefits attributable to employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer. No actuarial adjustment to the benefit is required for (i) the value of a qualified joint and survivor annuity, (ii) the value of benefits that are not directly related to retirement benefits (such as disability benefits, pre-retirement death benefits and post-retirement medical benefits), and (iii) the value of post-retirement cost-of-living increases made in accordance with Code regulations.

                  (c) The term "COMPENSATION" shall mean compensation as defined in Code regulations Section 1.415-2(d). Compensation for any Limitation Year is the compensation actually paid or includable in gross income during such year. Notwithstanding the preceding sentence, Compensation for a Member in a profit-sharing plan who is permanently and totally disabled (as defined in Section 37(e)(3) of the Code) is the compensation such Member would have received for the Limitation Year if the Member had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Member may be taken into account only if the Member is not an officer, an owner, or highly compensated, and contributions made on behalf of such Member are nonforfeitable when made.

                  (d) The term "DEFINED BENEFIT FRACTION" shall mean a fraction, the numerator of which is the sum of the Member's Projected Annual Benefit under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation in effect for the Limitation Year under Section 415(b)(1)(A) of the Code, or 140 percent of the Member's Highest Average Compensation. Notwithstanding the preceding sentence, if the Member was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued as of the later of September 30, 1983 or the end of the last Limitation Year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code as in effect at the end of the 1982 Limitation Year.

                  (e) The term "DEFINED CONTRIBUTION FRACTION" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Member's Accounts under all defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Member's non-deductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation in effect under Section 415(c)(1)(A) of the Code, or 25 percent of the Member's compensation for such year. If the Member was a participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of the Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, which will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of September 30, 1983, or the end of the last limitation year beginning before January 1, 1983. This adjustment will also be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this Article XVII became effective to any plans of the Employer in existence on July 1, 1982.

                  (f) The term "EMPLOYER" shall mean the Company and all members of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by
                           Section 415(h) of the Code), commonly controlled trades or businesses (as defined in Section 414(c) of the Code, as modified by Section 415(h) of the Code), or affiliated service groups (as defined in Section 414(m) of the Code) of which the Company is a part.

                  (g) The term "EXCESS AMOUNT" shall mean the excess of the Member's Annual Additions for the Limitation Year over the Defined Contribution Maximum Permissible Amount.

                  (h) The term "HIGHEST AVERAGE COMPENSATION" shall mean the average compensation for-the three consecutive years of service with the Employer that produces the highest average. A year of service with the Employer shall be any 12-consecutive month period of service.

                  (i) The term "LIMITATION YEAR" shall mean the 12-consecutive month period corresponding with the calendar year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                  (j) "DEFINED CONTRIBUTION MAXIMUM PERMISSIBLE AMOUNT" shall mean the lessor of (i) $30,000 (adjusted in accordance with regulations prescribed by the Secretary of the Treasury for increases in the cost of living) or if greater,1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, or
                           (ii) 25 percent of such Participant's Compensation paid for such Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-month consecutive period, such Annual Additions shall not exceed $30,000 multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

                  (k) The term "DEFINED BENEFIT MAXIMUM PERMISSIBLE AMOUNT" shall mean the lesser of $90,000 or 100 percent of the Member's Highest Average Compensation. If the annual benefit commences before age 62 (on and after January 1, 1987, the Social Security Retirement Age), the Defined Benefit Maximum Permissible Amount may not exceed the lessor of the actuarial equivalent of a $90,000 annual benefit beginning at age 62 (on and after January 1, 1987, the Social Security Retirement
                           Age), or the Member's Highest Average Compensation. This actuarial adjustment will not reduce the $90,000 limitation below (a) for Limitation Years beginning prior to January 1, 1987, $75,000, if the benefit begins at or after age 55 or if the annual benefit commences before age 55, the greater of (i) the actuarial equivalent of a $75,000 annual benefit commencing at age 55, or (ii) the actuarial equivalent of a $90,000 annual benefit beginning at age 62, or (b) for Limitation Years beginning on and after January 1, 1987, the equivalent of a $90,000 Annual Benefit commencing at the Social Security Retirement Age. To determine actuarial equivalence, prior to January 1, 1987, the interest rate assumption shall be the greater of the rate specified in the Plan or five percent and on and after January 1, 1987, the manner prescribed by the Secretary of the Treasury. If the annual benefit commences after age 65, the benefit may not exceed the lesser of the actuarial equivalent of a $90,000 annual benefit beginning at age 65 or the Member's highest average compensation. To determine actuarial equivalence after age 65, the interest rate assumption shall not exceed the greater of the rate specified in the Plan or five percent. Effective on January 1, 1988, and each January 1 thereafter, the $90,000 limitation above will be automatically adjusted to the new dollar limitation for that calendar year, determined under applicable Code provisions. The new limitation will apply to Limitation Years beginning within the calendar year of the date of adjustment. Notwithstanding the foregoing provisions, if the Member was a participant in a plan in existence on July 1, 1982, the defined benefit maximum permissible amount shall not be less than the Member's current accrued benefit. If the Annual Benefit commences when the Member has participated in the Plan less than ten years, the defined benefit maximum permissible amount otherwise defined herein shall be reduced by l/10th for each year his participation is less than ten.

                  (1) The term "CURRENT ACCRUED BENEFIT" shall mean a Member's Annual Benefit (including optional benefit forms) accrued as of the later of the end of the last Limitation Year beginning before January 1, 1983, or September 30, 1983, but determined without regard to changes in the Plan or the cost-of-living increases occurring after July 1, 1982.

                  (m) The term "PROJECTED ANNUAL BENEFIT" shall mean the Annual Benefit, as defined in Paragraph (b), to which the Member would be entitled under the terms of the Plan assuming:

                           (i) the Member continued employment until normal retirement age under the Plan (or current age, if later); and

                           (ii) the Member's compensation for the current Limitation Year and all relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                  (n) The term "SOCIAL SECURITY RETIREMENT AGE" shall mean the age used as the retirement age under Section 216(1) of the Social Security Act, without regard to any age increase factor and as if the early retirement age under said Section 216(1)(2) were 62.




17.3     LIMITATIONS ON ALLOCATIONS FOR SINGLE PLAN PARTICIPATION.

         The provisions of this Section 17.3 shall apply for each Limitation Year, if the Member is not covered, and never has been covered, by another qualified plan maintained by the Employer.

                  (a) If the Member does not participate in, and has never participated in another qualified plan maintained by the Employer, the amount of Annual Additions which may be credited to the Member's Separate Accounts for any Limitation Year shall not exceed the lesser of the Defined

                           Contribution Maximum Permissible Amount or any other limitation contained in the Plan. If the Employer contributions that would otherwise be contributed or allocated to the Member's Separate Accounts would cause the Annual Additions for the Limitation Year to exceed the Defined Contribution Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Defined Contribution Maximum Permissible Amount.

                  (b) If a Member makes non-deductible employee contribution under the terms of the plan, for Limitation Years beginning prior to January 1, 1987, the lesser of (i) the amount of such contributions in excess of six percent of the Member's Compensation, or (ii) one-half of such contributions, which are credited for the Limitation Year, and for Limitation Years beginning on and after January 1, 1987, the amount of such Member's contributions (excluding any rollover contributions) for such year, shall be treated as an Annual Addition to a qualified defined contribution plan, for purposes of Paragraph (a) above of this Section 17.3 and Paragraph (b) of
                           Section 17.4.

                  (c) The limitation in Paragraph (a) above shall be deemed satisfied if the Annual Benefit payable to a Member is not more than $1,000.00 multiplied by the participant's number of years of service (not to exceed 10) with the Employer, and the Employer has not at any time maintained a defined contribution plan in which such Member participated.

17.4     LIMITATIONS ON ALLOCATIONS FOR MULTIPLE PLAN PARTICIPATION.

         This Section 17.4 shall apply if the Member is covered, or has been covered at any time, by another qualified plan maintained by the Employer.

                  (a) If the Member is, or has ever been, covered under more than one defined benefit plan maintained by the Employer, the sum of the Member's Annual Benefits from all such plans may not exceed the Defined Benefit Maximum Permissible Amount; and, the provisions of Paragraph (c) of Section 17.9 shall apply.

                  (b) If the Employer maintains, or at any time maintained, one or more qualified defined contribution plans covering any Member, the sum of the Member's Defined Contribution Fraction and Defined Benefit Fraction shall not exceed 1.0 in any Limitation Year, and the Annual Benefit otherwise payable to the Member under the Plan shall be limited in accordance with the provisions of Paragraph (d) of Section 17.9.

17.5     GRANDFATHERED DEFINED BENEFIT PLAN LIMITATION.

         In the case of an individual who was a participant in one or more defined benefit plans of the Employer before September 30, 1983, the application of the limitations in Sections 17.3 and 17.4 shall not cause the Defined Benefit Maximum Permissible Amount for such individual under all such defined benefit plans to be less than the individual's accrued benefit under all such defined benefit plans as of September 30, 1983. The preceding sentence applies only if all such defined benefit plans met the requirements of Section 415 of the Code, as in effect on July 1, 1982, for all Limitation Years beginning before September 30, 1983.

17.6     LIMITATIONS ON ALLOCATIONS FOR DEFINED CONTRIBUTION PLAN.

         Since the Plan is a defined contribution plan, the following provisions shall apply:

                  (a) If the Member does not participate in, and has never participated in another qualified plan maintained by the Employer, the amount of Annual Additions which may be credited to the Member's account for any Limitation Year shall not exceed the lesser of the Defined Contribution Maximum Permissible Amount or any other limitation contained in the Plan. If the Employer contributions that would otherwise be contributed or allocated to the Member's Separate Account would cause the Annual Additions for the Limitation Year to exceed the Defined Contribution Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Defined Contribution Maximum Permissible Amount.

                  (b) Prior to determining the Member's actual compensation for the Limitation Year, the Employer may determine the Defined Contribution Maximum Permissible Amount for a Member on the basis of a reasonable estimation of the Member's Compensation for the Limitation Year, uniformly determined for all Members similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Defined Contribution Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Member's actual Compensation for the Limitation Year.

                  (c) If there is an Excess Amount, the excess shall be disposed of as follows:

                           (1) Any non-deductible voluntary employee contributions, to the extent they would reduce the excess amount, shall be returned to the Member;

                           (2) If after the application of subparagraph (1) above, an Excess Amount still exists, and the Member is covered by the Plan at the end of the Limitation Year, the excess amount in the Member's Separate Accounts shall be used to reduce Employer contributions

                                    (including any allocations of forfeitures) for such Member in the next Limitation Year, and each succeeding year, if necessary;

                           (3) If after the application of subparagraph (1) above, an Excess Amount still exists, and the Member is not covered by the Plan at the end of the Limitation Year, the Excess Amount shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Members in the next Limitation Year, and each succeeding Limitation Year, if necessary.

                           (4) If a suspense account is in existence at any time during the Limitation Year pursuant to this Section 17.6, it will not participate in the allocation of the investment gains and losses on the Plan's assets.

                           (5) In applying the provisions in the preceding paragraphs of this Paragraph (c), whenever it is necessary to reduce contributions to eliminate an Excess Amount, such reduction shall be made (i) first, from the contributions as provided in subparagraph
                                    (1) above, (ii) second, from any
                                    non-deductible employee contributions other than those in (i) and any matching Employer contribution associated therewith, to the extent they would reduce the excess amount,
                                    (iii) third, from any Employer contributions other than those described in the following
                                    (iv), (v) and (vi), (iv) fourth, from any Employer contributions to an employee stock ownership plan maintained by the Employer,
                                    (v) fifth, from any Employer contributions which are matching contributions for contributions described in the following
                                    (vi), and (vi) sixth, from any Employer
                                    contributions which are pay-deferral
                                    contributions elected by the participant under a cash or deferred plan described in
                                    Section 401(k) of the Code.

17.7     LIMITATION FOR MULTIPLE DEFINED CONTRIBUTION PLAN PARTICIPATION.

         This Section 17.7 applies if, in addition to the Plan, the Member is covered under another defined contribution plan maintained by the Employer during any Limitation Year. The Annual Additions which may be credited to a Member's Separate Accounts under the Plan for any such Limitation Year shall not exceed the Defined Contribution Maximum Permissible Amount reduced by the Annual Additions credited to a Member's accounts under the other plans for the same Limitation Year. If the Annual Additions with respect to the Member under other defined contribution plans maintained by the Employer are less than the Defined Contribution Maximum Permissible Amount, and the Employer contribution that would otherwise be contributed or allocated to the Member's Separate Accounts under the Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans for the Limitation Year shall equal the Defined Contribution Maximum Permissible Amount. If the Annual Additions with respect to the Member under such other defined contribution plans in the aggregate are equal to or greater than the Defined Contribution Maximum Permissible Amount, no amount shall be contributed or allocated to the Member's Separate Accounts under the Plan for the limitation year.

                  (a) Prior to determining the Member's actual Compensation for the Limitation Year, the Employer may determine the Defined Contribution Maximum Permissible Amount for a Member in the manner described in Paragraph (b) of Section 17.6. As soon as is administratively feasible after the end of the Limitation Year, the Defined Contribution Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Member's actual Compensation for the Limitation Year.

                  (b) If, pursuant to Paragraph (a) above, a Member's Annual Additions under the Plan and such other plans will result in an Excess Amount for a Limitation Year, the Excess Amount shall be deemed to consist of the Annual Additions last allocated.

                  (c) If an Excess Amount was allocated to a Member on an allocation date of the Plan which coincides with an allocation date of another plan, the Excess Amount attributable to the Plan shall be the product of:

                           (1) The total Excess Amount allocated as of such date, times

                           (2) The ratio of (i) the Annual Additions allocated to the Member for the Limitation Year as of such date under the Plan to (ii) the total Annual Additions allocated to the Member for the Limitation Year as of such date under this and all other qualified defined contribution plans.

                  (d) Any excess amount attributable to the Plan shall be disposed of in the manner described in Paragraph (c) of Section 17.6.

17.8     LIMITATION FOR MULTIPLE DEFINED BENEFIT PLAN PARTICIPATION.

         If the Employer maintains or at any time maintained one or more qualified defined benefit plans covering any Member in the Plan, the sum of the Member's Defined Benefit Plan Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Member's Separate Accounts under the Plan for any Limitation Year shall be limited in accordance with Paragraph (d) of Section 17.9.

17.9     MULTIPLE PLANS; OVERALL LIMITATIONS.

         For any Member who is covered by the Plan and who is also covered, or has ever been covered, by another qualified plan maintained by the Employer, the following provisions shall apply in addition to the otherwise applicable provisions in Sections 17.3 and 17.4:

                  (a)      For purposes of the benefit limitations in this
                           Article XVII all defined benefit plans maintained by the Employer, whether or not terminated, shall be treated as one defined benefit plan, and all defined contribution plans maintained by the Employer, whether or not terminated, are to be treated as one defined contribution plan.

                  (b) If a Member is covered by more than one defined contribution plan maintained by the Employer, the contribution allocation provisions under Section 17.7 and Paragraph (c) of Section 17.6 shall be applied, where applicable, so as to satisfy the contribution allocation limitations stated therein. In any case where it is necessary to reduce an Excess Amount for a Limitation Year, reduction shall be made as among the defined contribution plans in the manner as provided in such Section 17.7 and Paragraph (c) of
                           Section 17.6.

                  (c) If a Member is, or has ever been, covered under more than one defined benefit plan maintained by the Employer, the provisions of Sections 17.3 and Paragraph (a) of Section 17.4 shall apply to his Annual Benefit. The reduction in the rate of benefit accrual that is necessary to reduce the Member's Annual Benefit, as provided in Section Paragraph (a) of Section 17.3 and Paragraph (a) of Section 17.4 or Paragraph (d) below, shall be made as among the defined benefit plans in a manner as determined by the Employer so as to satisfy the benefit limitations in this Article XVII and maximize the benefit payable to the Member.

                  (d) In any case where it is necessary to limit a benefit or allocation as provided in Paragraph (b) of Section
                           17.4 or Section 17.8, such limitations shall be satisfied by reducing the rate of benefit accruals under the defined benefit plan or plans to the extent necessary to satisfy the applicable limitation.

                                  ARTICLE XVIII
                              TOP-HEAVY PLAN RULES

18.1     APPLICATION.

         For any Plan Year in which the Plan is a Top-Heavy Plan (as defined in Section 2), the provisions set forth in this Article XVIII shall be applied in accordance with Section 416 of the Code.

18.2     TOP-HEAVY DEFINITIONS.

         The following definitions shall be applicable to this Article XVIII:

                  (a) The term "COMPENSATION" shall mean the annual Compensation to be taken into account under the Plan during any Plan Year in which the Plan is determined to be a top-heavy plan; provided, however, that such Compensation shall not exceed $150,000, or such adjusted amount determined by the Secretary of the Treasury pursuant to Section 416(d)(2) of the Code.

                  (b) The term "DETERMINATION DATE" shall mean for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and for the first Plan Year of the Plan, the last day of that Year.

                  (c) The term "EMPLOYER" shall mean the Company and each Controlled Entity.

                  (d) The term "KEV EMPLOYEE" shall mean any Employee or former Employee (and the beneficiaries of such Employer) who at any time during the Plan Year containing the determination period or the four preceding Plan Years is or was (i) an officer of the Employer having annual compensation in excess of 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends; (ii) one of the ten employees having annual compensation from the Employer of more than the limitation in effect under
                           Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests of the Employer; (iii) a 5 percent owner of the Employer; or
                           (iv) a 1 percent owner of the Employer who has an annual compensation of more than $150,00.

                  (e) The term "PERMISSIVE AGGREGATION GROUP" shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of
                           Section 401(a)(4) and 410 of the Code.

                  (f) The term "PRESENT VALUE" shall mean for purposes of computing present value calculations in determining the Top-Heavy Ratio, present value calculations based on the actuarial assumptions as stated in the applicable plan.

                  (g) The term "REQUIRED AGGREGATION GROUP" shall mean (a) each tax qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated), and (b) any other tax qualified plan of the Employer which enables a plan described in clause (a) to meet the requirements of Section 401(a)(4) or 410 of the Code.

                  (h) The term "SUPER TOP-HEAVY GROUP" with respect to a particular Plan Year shall mean a Required or Permissive Aggregation Group that, as of the Determination Date, would qualify as a Top-Heavy Group under the definition in Paragraph (j) of this
                           Article XVIII with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition.

                  (i) The term "SUPER TOP-HEAVY PLAN" with respect to a particular Plan Year shall mean a plan that, as of the Determination Date, would qualify as a Top-Heavy Plan under the definition in Paragraph (k) of this
                           Article XVIII with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition. A plan is also a "Super Top-Heavy Plan" if it is part of a Super Top-Heavy Group.

                  (j) The term "TOP-HEAVY GROUP" with respect to a particular Plan Year shall mean a Required or Permissive Aggregation Group if the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group and the aggregate of the account balances of Key Employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

                  (k) The term "TOP-HEAVY PLAN" for any Plan Year beginning after December 31, 1983, the Plan shall be a Top-Heavy Plan if any of the following conditions exist:

                           (i) If the Top-Heavy Ratio for the Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

                           (ii)     If the Plan is a part of a Required
                                    Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

                           (iii)    If the Plan is a part of a Required
                                    Aggregation Group and part of a Permissive
                                    Aggregation Group of plans and the Top-Heavy
                                    Ratio for the Permissive Aggregation Group exceeds 60 percent.

                  (1)      The term "TOP-HEAVY RATIO" shall mean:

                           (i) While the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the

                                    Employer has not maintained any defined
                                    benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code.

                           (ii) While the Employer maintains one or more defined contribution plans (including any simplified employee pension plans) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Subparagraph (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Subparagraph (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with
                                    Section 416 of the Code. The accrued
                                    benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

                           (iii) For purposes of subparagraphs (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed services for the Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Section 416 of the Code. Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Date that falls within the same calendar year.

                  (m) The term "VALUATION DATE" shall mean for purposes of computing the Top-Heavy Ratio, the Determination Date.

                  (n) The term "NON-KEV EMPLOYEE" shall mean any Employee who is not a Key Employee.

18.3     TOP-HEAVY MINIMUM ALLOCATION RULES.

         The following Top-Heavy Plan minimum allocation rules shall apply:

                  (a)      Except as otherwise provided in Paragraphs (b) and
                           (c) below, the Employer contributions and forfeitures allocated on behalf of any Member who is not a Key Employee shall be the lesser of three percent of the non-Key Employee's compensation or in the case where the Employer has no defined benefit plan which designates the Plan to satisfy Section 401 of the Code, the largest percentage of the first $150,000 of the Key Employee's compensation, allocated on behalf of any Key Employee for the Plan Year. Basic Contributions cannot be used to satisfy the minimum
                           Section 416 contributions for non-key employees. Further, in making the determination of the percentage at which contributions are made for the Key Employee with the highest percentage, Basic Contributions on behalf of Key Employees are taken into account.

                  (b) The provisions in Paragraph (a) shall not apply to any Member who is not actively employed as an Eligible Employee by the Employer on the last day of the Plan Year for which the minimum allocation is to be made.

                  (c) The provisions in Paragraph (a) shall not apply to any Member to the extent the Member is covered under any other plan or plans of the Employer, and by the terms of such plan or plans it is provided that the minimum allocation or benefit requirements applicable to Top-Heavy Plans shall be met in such other plan or plans. If such other plan is, or if one of such other plans is, a defined benefit plan maintained by the

                           Employer, and such plan is a Top-Heavy Plan, the minimum benefit requirements applicable to Top-Heavy Plans shall be met under such defined benefit plan as provided therein, to the extent such benefit can be provided under such plan or plans. If such other plan is, or if one of such other plans is, a defined contribution plan maintained by the Employer, and such plan is a Top-Heavy Plan, the minimum allocation requirements shall be met under such plan, except as may be otherwise provided in such other plan. The application and administration of the minimum allocation or benefit requirements for Top-Heavy Plans shall be satisfied in a manner so as to only satisfy the minimum allocation/benefit requirements as permissible and so as to avoid any duplication of minimum allocation/benefits for non-Key Employees, as provided under Section 416 of the Code.

18.4     TOP-HEAVY COMPENSATION LIMITATION.

         The annual compensation of any Member to be taken into account under the Plan during any Plan Year in which the Plan is determined to be a Top-Heavy Plan shall not exceed $150,000 (or such adjusted amount determined by the Secretary of the Treasury pursuant to Section 416(d)(2) of the Code).

18.5     TOP-HEAVY VESTING PROVISIONS.

         In the event that the Plan is determined to be a Top-Heavy Plan with respect to any Plan Year, a Member who is eligible to receive the vested interest of his IAR Account in accordance with the provisions of
         Section 7.2 shall be vested in a portion of IAR Account which shall be no less than it would be under following vesting schedule:

                  Years of Service                        Vested Percentage
                  ----------------                        -----------------
                  Less than two years                            0%
                  Two but less than three years                 20%
                  Three but less than four years                40%
                  Four but less than five years                 60%
                  Five but less than six years                  80%
                  Six or more years                            100%

18.6     TOP-HEAVY PLAN/BENEFIT LIMITATIONS.

         In any Plan Year in which the Plan is a Top-Heavy Plan, the denominators of the defined benefit fraction and the defined contribution fraction (as such terms are used in applying the benefit limitation provisions of Section 415 of the Code) shall be computed using 100 percent of the dollar limitation instead of 125 percent.


         Executed at Houston, Texas, this 31st day of July, 1997.

                                                  COOPER CAMERON CORPORATION



                                                  By /s/ FRANKLIN MYERS
                                                    ----------------------------
                                                   Title: Senior Vice President
                                                         -----------------------